                                                                     EXHIBIT 4.1


                          ZALE CORPORATION, AS ISSUER,

                     ZALE DELAWARE, INC., AS GUARANTOR, AND

                           BANK ONE, N.A., AS TRUSTEE

                                ________________

                                   INDENTURE

                         DATED AS OF SEPTEMBER 30, 1997

                               UP TO $125,000,000

                          8 1/2% SENIOR NOTES DUE 2007

           Reconciliation and tie between Trust Indenture Act of 1939, as amended, and Indenture, dated as of September 30, 1997

Trust Indenture                                                              Indenture
  Act Section                                                                Section
---------------                                                              ---------
Section  310  (a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . 609
              (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . 609
              (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 608, 610
Section  311  (a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 613
              (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Not Applicable
Section  312  (a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 701
              (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 702
              (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 702
Section  313 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 703
Section  314  (a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 704
              (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Not Applicable
              (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1019
              (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103, 104, 404, 1201
              (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103, 104, 404, 1201
              (d). . . . . . . . . . . . . . . . . . . . . . . . .. . . . .. Not Applicable
              (e). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
Section  315  (a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 601(b)
              (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 602
              (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 601(a)
              (d). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 601(c), 603
              (e). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 514
Section  316  (a)(last sentence) . . . . . . . . . . . . . . . . . . . . . . 101 ("Outstanding")
              (a)(1)(A). . . . . . . . . . . . . . . . . . . . . . . . . . . 502, 512
              (a)(1)(B). . . . . . . . . . . . . . . . . . . . . . . . . . . 513
              (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . Not Applicable
              (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 508
              (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
Section  317  (a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . 503
              (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . 504
              (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1003
Section  318  (a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
PARTIES         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

RECITALS        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

                                  ARTICLE ONE
            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . .  2
              "Accounts Receivable Subsidiary". . . . . . . . . . . . . . . .  2
              "Acquired Indebtedness" . . . . . . . . . . . . . . . . . . . .  2
              "Affiliate" . . . . . . . . . . . . . . . . . . . . . . . . . .  3
              "Asset Acquisition" . . . . . . . . . . . . . . . . . . . . . .  3
              "Asset Sale"  . . . . . . . . . . . . . . . . . . . . . . . . .  3
              "Average Life to Stated Maturity"     . . . . . . . . . . . . .  4
              "Bankruptcy Law"  . . . . . . . . . . . . . . . . . . . . . . .  4
              "Board of Directors". . . . . . . . . . . . . . . . . . . . . .  4
              "Board Resolution"  . . . . . . . . . . . . . . . . . . . . . .  4
              "Book-Entry Security" . . . . . . . . . . . . . . . . . . . . .  4
              "Business Day"  . . . . . . . . . . . . . . . . . . . . . . . .  4
              "Capital Stock" . . . . . . . . . . . . . . . . . . . . . . . .  5
              "Capitalized Lease Obligation". . . . . . . . . . . . . . . . .  5
              "Cash Equivalents". . . . . . . . . . . . . . . . . . . . . . .  5
              "Change of Control" . . . . . . . . . . . . . . . . . . . . . .  5
              "Change of Control Triggering Event". . . . . . . . . . . . . .  6
              "Commission"  . . . . . . . . . . . . . . . . . . . . . . . . .  6
              "Commodity Price Protection Agreement"  . . . . . . . . . . . .  6
              "Common Stock". . . . . . . . . . . . . . . . . . . . . . . . .  6
              "Company" . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
              "Company Request" or "Company Order"  . . . . . . . . . . . . .  7
              "Consolidated Cash Flow Available for Fixed Charges"  . . . . .  7
              "Consolidated Fixed Charge Coverage Ratio". . . . . . . . . . .  7
              "Consolidated Fixed Charges". . . . . . . . . . . . . . . . . .  8
              "Consolidated Income Tax Expense" . . . . . . . . . . . . . . .  8
              "Consolidated Interest Expense" . . . . . . . . . . . . . . . .  8
              "Consolidated Net Income" . . . . . . . . . . . . . . . . . . .  9
              "Consolidated Non-cash Charges" . . . . . . . . . . . . . . . .  9
              "Consolidation" . . . . . . . . . . . . . . . . . . . . . . . .  9
              "Corporate Trust Office"  . . . . . . . . . . . . . . . . . . . 10





                                      (i)

                                                                            PAGE
                                                                            ----
              "Credit Facility" . . . . . . . . . . . . . . . . . . . . . . . 10
              "Currency Agreement". . . . . . . . . . . . . . . . . . . . . . 10
              "Default" . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
              "Depositary"  . . . . . . . . . . . . . . . . . . . . . . . . . 10
              "Disinterested Director". . . . . . . . . . . . . . . . . . . . 10
              "Exchange Act". . . . . . . . . . . . . . . . . . . . . . . . . 10
              "Exchange Offer". . . . . . . . . . . . . . . . . . . . . . . . 10
              "Exchange Offer Registration Statement" . . . . . . . . . . . . 10
              "Excluded Assets" . . . . . . . . . . . . . . . . . . . . . . . 11
              "Fair Market Value" . . . . . . . . . . . . . . . . . . . . . . 11
              "GAAP" or "Generally Accepted Accounting
                 Principles". . . . . . . . . . . . . . . . . . . . . . . . . 11
              "Global Securities" . . . . . . . . . . . . . . . . . . . . . . 11
              "Guarantee" . . . . . . . . . . . . . . . . . . . . . . . . . . 11
              "guarantee" . . . . . . . . . . . . . . . . . . . . . . . . . . 11
              "Guarantor" . . . . . . . . . . . . . . . . . . . . . . . . . . 11
              "Holder". . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
              "Indebtedness". . . . . . . . . . . . . . . . . . . . . . . . . 12
              "Indenture" . . . . . . . . . . . . . . . . . . . . . . . . . . 13
              "Indenture Obligations" . . . . . . . . . . . . . . . . . . . . 13
              "Initial Securities". . . . . . . . . . . . . . . . . . . . . . 13
              "Initial Purchasers"  . . . . . . . . . . . . . . . . . . . . . 13
              "Interest Payment Date" . . . . . . . . . . . . . . . . . . . . 13
              "Interest Rate Protection Obligations". . . . . . . . . . . . . 13
              "Investment". . . . . . . . . . . . . . . . . . . . . . . . . . 13
              "Investment Grade Rating" . . . . . . . . . . . . . . . . . . . 14
              "Issue Date"  . . . . . . . . . . . . . . . . . . . . . . . . . 14
              "Lien". . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
              "Material Subsidiary" . . . . . . . . . . . . . . . . . . . . . 14
              "Maturity". . . . . . . . . . . . . . . . . . . . . . . . . . . 14
              "Moody's" . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
              "Net Cash Proceeds" . . . . . . . . . . . . . . . . . . . . . . 14
              "Non-U.S. Person" . . . . . . . . . . . . . . . . . . . . . . . 15
              "Non-U.S. Subsidiaries" . . . . . . . . . . . . . . . . . . . . 15
              "Officers' Certificate" . . . . . . . . . . . . . . . . . . . . 15
              "Opinion of Counsel"  . . . . . . . . . . . . . . . . . . . . . 15
              "Opinion of Independent Counsel". . . . . . . . . . . . . . . . 15
              "Outstanding" . . . . . . . . . . . . . . . . . . . . . . . . . 15
              "Pari Passu Indebtedness" . . . . . . . . . . . . . . . . . . . 16
              "Paying Agent"  . . . . . . . . . . . . . . . . . . . . . . . . 16
              "Permitted Investment". . . . . . . . . . . . . . . . . . . . . 16
              "Permitted Liens" . . . . . . . . . . . . . . . . . . . . . . . 17
              "Person". . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
              "Predecessor Security". . . . . . . . . . . . . . . . . . . . . 19





                                      (ii)

                                                                            PAGE
                                                                            ----
              "Preferred Stock" . . . . . . . . . . . . . . . . . . . . . . . 19
              "Prospectus". . . . . . . . . . . . . . . . . . . . . . . . . . 19
              "Public Equity Offering". . . . . . . . . . . . . . . . . . . . 19
              "Purchase Money Indebtedness" . . . . . . . . . . . . . . . . . 19
              "QIB" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
              "Rating Agencies" . . . . . . . . . . . . . . . . . . . . . . . 20
              "Rating Category" . . . . . . . . . . . . . . . . . . . . . . . 20
              "Rating Date" . . . . . . . . . . . . . . . . . . . . . . . . . 20
              "Rating Decline"  . . . . . . . . . . . . . . . . . . . . . . . 20
              "Redeemable Capital Stock"  . . . . . . . . . . . . . . . . . . 21
              "Redemption Date" . . . . . . . . . . . . . . . . . . . . . . . 21
              "Redemption Price". . . . . . . . . . . . . . . . . . . . . . . 21
              "Refinance" . . . . . . . . . . . . . . . . . . . . . . . . . . 21
              "Registration Rights Agreement" . . . . . . . . . . . . . . . . 21
              "Registration Statement". . . . . . . . . . . . . . . . . . . . 21
              "Regular Record Date" . . . . . . . . . . . . . . . . . . . . . 21
              "Regulation S Global Securities". . . . . . . . . . . . . . . . 21
              "Responsible Officer" . . . . . . . . . . . . . . . . . . . . . 22
              "Restricted Subsidiary" . . . . . . . . . . . . . . . . . . . . 22
              "Rule 144A Global Security" . . . . . . . . . . . . . . . . . . 22
              "Sale and Leaseback Transaction". . . . . . . . . . . . . . . . 22
              "S&P" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
              "Securities Act". . . . . . . . . . . . . . . . . . . . . . . . 22
              "Senior Guarantor Indebtedness" . . . . . . . . . . . . . . . . 22
              "Senior Indebtedness" . . . . . . . . . . . . . . . . . . . . . 22
              "Shelf Registration Statement". . . . . . . . . . . . . . . . . 22
              "Special Record Date" . . . . . . . . . . . . . . . . . . . . . 23
              "Stated Maturity" . . . . . . . . . . . . . . . . . . . . . . . 23
              "Subordinated Indebtedness" . . . . . . . . . . . . . . . . . . 23
              "Subsidiary". . . . . . . . . . . . . . . . . . . . . . . . . . 23
              "Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
              "Trust Indenture Act" . . . . . . . . . . . . . . . . . . . . . 23
              "Unrestricted Subsidiary" . . . . . . . . . . . . . . . . . . . 23
              "Voting Stock". . . . . . . . . . . . . . . . . . . . . . . . . 23
              "Wholly-Owned Restricted Subsidiary". . . . . . . . . . . . . . 24
Section 102.  Other Definitions . . . . . . . . . . . . . . . . . . . . . . . 24
Section 103.  Compliance Certificates and Opinions. . . . . . . . . . . . . . 25
Section 104.  Form of Documents Delivered to Trustee. . . . . . . . . . . . . 26
Section 105.  Acts of Holders.  . . . . . . . . . . . . . . . . . . . . . . . 27
Section 106.  Notices, etc., to the Trustee, the Company and any
                Guarantor . . . . . . . . . . . . . . . . . . . . . . . . . . 28
Section 107.  Notice to Holders; Waiver . . . . . . . . . . . . . . . . . . . 29
Section 108.  Conflict with Trust Indenture Act.. . . . . . . . . . . . . . . 29
Section 109.  Effect of Headings and Table of Contents. . . . . . . . . . . . 30





                                     (iii)

                                                                            PAGE
                                                                            ----
Section 110.  Successors and Assigns. . . . . . . . . . . . . . . . . . . . . 30
Section 111.  Separability Clause . . . . . . . . . . . . . . . . . . . . . . 30
Section 112.  Benefits of Indenture . . . . . . . . . . . . . . . . . . . . . 30
Section 113.  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . 30
Section 114.  Legal Holidays. . . . . . . . . . . . . . . . . . . . . . . . . 30
Section 115.  Independence of Covenants . . . . . . . . . . . . . . . . . . . 31
Section 116.  Schedules and Exhibits. . . . . . . . . . . . . . . . . . . . . 31
Section 117.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . 31

                                   ARTICLE TWO
                                 SECURITY FORMS

Section 201.  Forms Generally . . . . . . . . . . . . . . . . . . . . . . . . 32
Section 202.  Form of Face of Security. . . . . . . . . . . . . . . . . . . . 32
Section 203.  Form of Reverse of Securities . . . . . . . . . . . . . . . . . 42
Section 204.  Form of Trustee's Certificate of Authentication . . . . . . . . 50
Section 205.  Form of Guarantee of any Guarantor. . . . . . . . . . . . . . . 52
Section 206.  Form of Option of Holder to Elect Purchase. . . . . . . . . . . 52

                                  ARTICLE THREE
                                 THE SECURITIES

Section 301.  Title and Terms . . . . . . . . . . . . . . . . . . . . . . . . 54
Section 302.  Denominations . . . . . . . . . . . . . . . . . . . . . . . . . 55
Section 303.  Execution, Authentication, Delivery and Dating. . . . . . . . . 55
Section 304.  Temporary Securities. . . . . . . . . . . . . . . . . . . . . . 57
Section 305.  Registration, Registration of Transfer
                and Exchange. . . . . . . . . . . . . . . . . . . . . . . . . 57
Section 306.  Book-Entry Provisions for U.S. Global Security. . . . . . . . . 59
Section 307.  Special Transfer Provisions . . . . . . . . . . . . . . . . . . 61
Section 308.  Mutilated, Destroyed, Lost and Stolen Securities. . . . . . . . 64
Section 309.  Payment of Interest; Interest Rights Preserved. . . . . . . . . 65
Section 310.  CUSIP Numbers . . . . . . . . . . . . . . . . . . . . . . . . . 66
Section 311.  Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . 66
Section 312.  Cancellation. . . . . . . . . . . . . . . . . . . . . . . . . . 67
Section 313.  Computation of Interest . . . . . . . . . . . . . . . . . . . . 67

                                  ARTICLE FOUR
                       DEFEASANCE AND COVENANT DEFEASANCE

Section 401.  Company's Option to Effect Defeasance or Covenant Defeasance. . 67






                                      (iv)

                                                                            PAGE
                                                                            ----
Section 402.  Defeasance and Discharge. . . . . . . . . . . . . . . . . . . . 67
Section 403.  Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . . 68
Section 404.  Conditions to Defeasance or Covenant Defeasance . . . . . . . . 69
Section 405.  Deposited Money and U.S. Government
                Obligations to Be Held in Trust; Other
                Miscellaneous Provisions. . . . . . . . . . . . . . . . . . . 71
Section 406.  Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . 72

                                  ARTICLE FIVE
                                    REMEDIES

Section 501.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . 72
Section 502.  Acceleration of Maturity; Rescission and
                Annulment . . . . . . . . . . . . . . . . . . . . . . . . . . 74
Section 503.  Collection of Indebtedness and Suits for
                Enforcement by Trustee. . . . . . . . . . . . . . . . . . . . 75
Section 504.  Trustee May File Proofs of Claim. . . . . . . . . . . . . . . . 76
Section 505.  Trustee May Enforce Claims without Possession of
                Securities. . . . . . . . . . . . . . . . . . . . . . . . . . 77
Section 506.  Application of Money Collected. . . . . . . . . . . . . . . . . 77
Section 507.  Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . 78
Section 508.  Unconditional Right of Holders to Receive
                Principal, Premium and Interest . . . . . . . . . . . . . . . 79
Section 509.  Restoration of Rights and Remedies. . . . . . . . . . . . . . . 79
Section 510.  Rights and Remedies Cumulative. . . . . . . . . . . . . . . . . 79
Section 511.  Delay or Omission Not Waiver. . . . . . . . . . . . . . . . . . 79
Section 512.  Control by Holders. . . . . . . . . . . . . . . . . . . . . . . 80
Section 513.  Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . 80
Section 514.  Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . 80
Section 515.  Waiver of Stay, Extension or Usury Laws . . . . . . . . . . . . 81
Section 516.  Remedies Subject to Applicable Law. . . . . . . . . . . . . . . 81

                                   ARTICLE SIX
                                   THE TRUSTEE

Section 601.  Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . 81
Section 602.  Notice of Defaults. . . . . . . . . . . . . . . . . . . . . . . 83
Section 603.  Certain Rights of Trustee . . . . . . . . . . . . . . . . . . . 83
Section 604.  Trustee Not Responsible for Recitals, Dispositions
                of Securities or Application of Proceeds Thereof. . . . . . . 85
Section 605.  Trustee and Agents May Hold Securities;
                Collections; etc. . . . . . . . . . . . . . . . . . . . . . . 85
Section 606.  Money Held in Trust . . . . . . . . . . . . . . . . . . . . . . 85





                                      (v)

                                                                            PAGE
                                                                            ----
Section 607.  Compensation and Indemnification of Trustee and
                Its Prior Claim . . . . . . . . . . . . . . . . . . . . . . . 85
Section 608.  Conflicting Interests . . . . . . . . . . . . . . . . . . . . . 86
Section 609.  Trustee Eligibility . . . . . . . . . . . . . . . . . . . . . . 86
Section 610.  Resignation and Removal; Appointment of
                Successor Trustee . . . . . . . . . . . . . . . . . . . . . . 87
Section 611.  Acceptance of Appointment by Successor. . . . . . . . . . . . . 88
Section 612.  Merger, Conversion, Consolidation or Succession
                to Business . . . . . . . . . . . . . . . . . . . . . . . . . 89
Section 613.  Preferential Collection of Claims Against
                Company . . . . . . . . . . . . . . . . . . . . . . . . . . . 90

                                  ARTICLE SEVEN
                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 701.  Company to Furnish Trustee Names and Addresses
                of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . 90
Section 702.  Disclosure of Names and Addresses of Holders. . . . . . . . . . 91
Section 703.  Reports by Trustee. . . . . . . . . . . . . . . . . . . . . . . 91
Section 704.  Reports by Company and Guarantors . . . . . . . . . . . . . . . 91

                                  ARTICLE EIGHT
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 801.  Company and Guarantors May Consolidate, etc.,
                Only on Certain Terms . . . . . . . . . . . . . . . . . . . . 92
Section 802.  Successor Substituted . . . . . . . . . . . . . . . . . . . . . 94

                                  ARTICLE NINE
                             SUPPLEMENTAL INDENTURES

Section 901.  Supplemental Indentures and Agreements without
                Consent of Holders  . . . . . . . . . . . . . . . . . . . . . 94
Section 902.  Supplemental Indentures and Agreements with
                Consent of Holders. . . . . . . . . . . . . . . . . . . . . . 95
Section 903.  Execution of Supplemental Indentures and
                Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . 97
Section 904.  Effect of Supplemental Indentures . . . . . . . . . . . . . . . 97
Section 905.  Conformity with Trust Indenture Act.. . . . . . . . . . . . . . 98
Section 906.  Reference in Securities to Supplemental Indentures. . . . . . . 98
Section 907.  Notice of Supplemental Indentures. . .. . . . . . . . . . . . . 98
Section 908.  Revocation and Effect of Consents. . .. . . . . . . . . . . . . 98





                                      (vi)

                                  ARTICLE TEN
                                   COVENANTS

                                                                            PAGE
                                                                            ----
Section 1001. Payment of Principal, Premium and Interest. . . . . . . . . . . 99
Section 1002. Maintenance of Office or Agency . . . . . . . . . . . . . . . . 99
Section 1003. Money for Security Payments to Be Held in Trust . . . . . . . . 99
Section 1004. Corporate Existence . . . . . . . . . . . . . . . . . . . . .  101
Section 1005. Payment of Taxes and Other Claims . . . . . . . . . . . . . .  101
Section 1006. Maintenance of Properties . . . . . . . . . . . . . . . . . .  102
Section 1007. Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .  102
Section 1008. Limitation on Indebtedness. . . . . . . . . . . . . . . . . .  102
Section 1009. Limitation on Restricted Payments . . . . . . . . . . . . . .  105
Section 1010. Limitation on Transactions with Affiliates. . . . . . . . . .  109
Section 1011. Disposition of Proceeds of Asset Sales. . . . . . . . . . . .  110
Section 1012. Limitation on Liens . . . . . . . . . . . . . . . . . . . . .  115
Section 1013. Limitation on Guarantees by Restricted
                Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . .  116
Section 1014. Purchase of Securities upon a Change of Control
                Triggering Even . . . . . . . . . . . . . . . . . . . . . .  117
Section 1015. Restrictions on Preferred Stock of Restricted
                Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . .  121
Section 1016. Limitation on Dividend and Other Payment
                Restrictions Affecting Restricted Subsidiaries. . . . . . .  121
Section 1017. Limitation on Designations of Unrestricted
                Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . .  122
Section 1018. Reporting Requirements. . . . . . . . . . . . . . . . . . . .  124
Section 1019. Statement by Officers as to Default . . . . . . . . . . . . .  125
Section 1020. Waiver of Certain Covenants . . . . . . . . . . . . . . . . .  125

                                 ARTICLE ELEVEN
                            REDEMPTION OF SECURITIES

Section 1101. Rights of Redemption. . . . . . . . . . . . . . . . . . . . .  126
Section 1102. Applicability of Article. . . . . . . . . . . . . . . . . . .  126
Section 1103. Election to Redeem; Notice to Trustee . . . . . . . . . . . .  126
Section 1104. Selection by Trustee of Securities to Be Redeemed . . . . . .  127
Section 1105. Notice of Redemption. . . . . . . . . . . . . . . . . . . . .  127
Section 1106. Deposit of Redemption Price . . . . . . . . . . . . . . . . .  128
Section 1107. Securities Payable on Redemption Date . . . . . . . . . . . .  128
Section 1108. Securities Redeemed or Purchased in Part. . . . . . . . . . .  129





                                     (vii)

                                 ARTICLE TWELVE
                           SATISFACTION AND DISCHARGE

                                                                            PAGE
                                                                            ----
Section 1201. Satisfaction and Discharge of Indenture.. . . . . . . . . . .  130
Section 1202. Application of Trust Money. . . . . . . . . . . . . . . . . .  131

                                ARTICLE THIRTEEN
                                   GUARANTEES

Section 1301. Guarantor's Guarantee . . . . . . . . . . . . . . . . . . . .  131
Section 1302. Continuing Guarantee;  No Right of Set-Off;
                Independent Obligation. . . . . . . . . . . . . . . . . . .  132
Section 1303. Guarantee Absolute. . . . . . . . . . . . . . . . . . . . . .  133
Section 1304. Right to Demand Full Performance. . . . . . . . . . . . . . .  136
Section 1305. Waivers. . . .  . . . . . . . . . . . . . . . . . . . . . . .  136
Section 1306. The Guarantor Remains Obligated in Event the
                Company is No Longer Obligated to Discharge
                Indenture Obligations . . . . . . . . . . . . . . . . . . .  137
Section 1307. Fraudulent Conveyance; Contribution; Subrogation. . . . . . .  137
Section 1308. Guarantee is in Addition to Other Security. . . . . . . . . .  138
Section 1309. Release of Security Interests . . . . . . . . . . . . . . . .  138
Section 1310. No Bar to Further Actions . . . . . . . . . . . . . . . . . .  139
Section 1311. Failure to Exercise Rights Shall Not Operate as a
                Waiver;  No Suspension of Remedies. . . . . . . . . . . . .  139
Section 1312. Trustee's Duties;  Notice to Trustee. . . . . . . . . . . . .  139
Section 1313. Successors and Assigns. . . . . . . . . . . . . . . . . . . .  140
Section 1314. Release of Guarantee  . . . . . . . . . . . . . . . . . . . .  140
Section 1315. Execution of Guarantee  . . . . . . . . . . . . . . . . . . .  140

TESTIMONIUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  141

SIGNATURES AND SEALS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  141

ACKNOWLEDGMENTS

SCHEDULE I    Existing Indebtedness

SCHEDULE II   Excluded Assets

EXHIBIT A     Form of Intercompany Note

EXHIBIT B     Form of Certificate to be Delivered in Connection with Transfers
              Pursuant to Regulation S





                                     (viii)

                                                                            PAGE
                                                                            ----
APPENDIX I    Form of Transferee Certificate for Series A Securities

APPENDIX II   Form of Transferee Certificate for Series B Securities





                                      (ix)

              INDENTURE, dated as of September 30, 1997, among Zale Corporation, a Delaware corporation (the "Company"), Zale Delaware, Inc., a Delaware corporation (the "Guarantor"), and Bank One, N.A., as trustee (the "Trustee").

                   RECITALS OF THE COMPANY AND THE GUARANTOR

              The Company has duly authorized the creation of an issue of 8 1/2% Senior Notes due 2007, Series A (the "Series A Securities" or the "Initial Securities"), and an issue of 8 1/2% Senior Notes due 2007, Series B (the "Series B Securities" and, together with the Series A Securities, the "Securities"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture and the Securities;

              The Guarantor has duly authorized the issuance of a Guarantee of the Securities, of substantially the tenor hereinafter set forth, and to provide therefor, the Guarantor has duly authorized the execution and delivery of this Indenture and its Guarantee;

              This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act;

              All acts and things necessary have been done to make (i) the Securities, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, (ii) the Guarantee, when executed by the Guarantor and delivered hereunder, the valid obligation of the Guarantor and (iii) this Indenture a valid agreement of the Company and the Guarantor in accordance with the terms of this Indenture;

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

              For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                  ARTICLE ONE

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

       Section 101.  Definitions.

              For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

              (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

              (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

              (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

              (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

              (e) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States of America; and

              (f) all references herein to particular Sections or Articles refer to this Indenture unless otherwise so indicated.

              Certain terms used principally in Article Four are defined in Article Four.

              "Accounts Receivable Subsidiary" means Zale Funding Trust, Jewelers National Bank, Jewelers Credit Corporation, Jewelers Financial Services, Inc., Diamond Funding Corp. and any other present or future Subsidiary (including any credit card bank) of the Company that is, directly or indirectly, wholly owned by the Company (other than director qualifying shares) and organized for the purpose of and engaged in (i) purchasing, financing, and collecting accounts receivable obligations of customers of the Company or its Subsidiaries, (ii) issuing credit cards and financing accounts receivable obligations of customers of the Company and its Subsidiaries, (iii) the sale or financing of such accounts receivable or interests therein and (iv) other activities incident thereto.

              "Acquired Indebtedness" means, with respect to any specified Person, Indebtedness of any other Person (i) assumed in connection with an Asset Acquisition from such Person or (ii) existing at the time such Person becomes a Restricted Subsidiary of any other Person (other than any Indebtedness incurred in connection with, or in contemplation of, such Asset Acquisition or such Person becoming such a Restricted Subsidiary). Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

              "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 10% or more of such specified Person's Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or (iii) any other Person 10% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

              "Asset Acquisition" means (i) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person will become a Restricted Subsidiary or will be merged or consolidated with or into the Company or any Restricted Subsidiary or (ii) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of the assets of such Person, or any division or line of business of such Person, or which is otherwise outside of the ordinary course of business.

              "Asset Sale" means any direct or indirect sale, issuance, conveyance or transfer or other disposition (including, without limitation, any merger, consolidation or Sale and Leaseback Transaction) to any Person other than the Company or a Wholly-Owned Restricted Subsidiary, in one or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary;
(ii) all or substantially all of the assets of any division or line of business of the Company or any Restricted Subsidiary; or (iii) any other properties or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" will not include (a) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions described in paragraph (a) of Section 801 herein; (b) sales of surplus and other property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be; or (c) any transaction consummated in compliance with Section 1009 hereof. For purposes of the covenant described under Section 1011 hereof, the term "Asset Sale" shall not include any sale, conveyance, transfer, lease or other disposition of (A) any property or asset, whether in one transaction or a series of related transactions (1) constituting a Capitalized Lease Obligation or a transfer consisting solely of a grant of a security interest permitted by the Indenture or (2) involving assets with a Fair Market Value not in excess of $1,000,000,
(B) accounts receivable to an Accounts Receivable Subsidiary or to third parties that are not Affiliates of the Company or any Subsidiary of the Company in the ordinary course of business, (C) any property or assets pursuant to the Asset Purchase Agreement, dated as of September 3, 1997, among Finlay Enterprises, Inc., Finlay Fine Jewelry Corporation, Zale Corporation and Zale Delaware, Inc., as such agreement may be amended from time to time or (D) the Excluded Assets.

              "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

              "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

              "Board of Directors" means the board of directors of the Company or any Guarantor, as the case may be, or any duly authorized committee of such board.

              "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Guarantor, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

              "Book-Entry Security" means any Rule 144A Global Securities or Regulation S Global Securities bearing the legend specified in Section 202 evidencing all or part of a series of Securities, authenticated and delivered to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee.

              "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions or trust companies in New York, New York, Dallas, Texas or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law, regulation or executive order to close.

              "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

              "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP consistently applied.

              "Cash Equivalents" means, at any time, (i) any evidence of Indebtedness with a maturity of not more than one year issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit, Eurodollar time deposits or bankers' acceptances with a maturity of not more than one year of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of A-1 (or higher) according to S&P or any successor rating agency or P-1 (or higher) according to Moody's or any successor rating agency; (iii) commercial paper with a maturity of not more than one year issued by a corporation that is not an Affiliate or a Subsidiary of the Company organized under the laws of any state of the United States or the District of Columbia and rated A-1 (or higher) by S&P, P-1 (or higher) by Moody's or the equivalent of any such category used by another nationally recognized Rating Agency; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above; and (v) transaction deposit accounts and money market deposit accounts with a domestic commercial bank having capital and surplus in excess of $500,000,000; provided that the short term debt of such commercial bank has a rating at the time of Investment of A-1 (or higher) according to S&P or P-1 (or higher) according to Moody's.

              "Change of Control" means the occurrence of any of the following events (whether or not approved by the Board of Directors of the Company): (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the then outstanding Voting Stock of the Company; (ii) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, other than any such transaction where the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the total voting power of the then outstanding Voting Stock of the surviving or transferee corporation immediately after such transaction and the preceding clause (i) is not applicable; (iii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such board or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (iv) any order, judgment or decree shall be entered against the Company decreeing the dissolution or liquidation of the Company and such order shall remain undischarged or unstayed for a period in excess of sixty days.

              "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

              "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it, then the body performing such duties at such time.

              "Commodity Price Protection Agreement" means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

              "Common Stock" means the common stock, par value $.01 per share, of the Company.

              "Company" means Zale Corporation, a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person. To the extent necessary to comply with the requirements of the provisions of Sections 310 through 317 of the Trust Indenture Act as they are applicable to the Company, the term "Company" shall include any other obligor with respect to the Securities for purposes of complying with such provisions.

              "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its President, its Chief Executive Officer, its Chief Financial Officer or a Vice President (regardless of Vice Presidential designation), and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

              "Consolidated Cash Flow Available for Fixed Charges" means, for any period, (i) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (a) Consolidated Net Income, (b) to the extent reducing Consolidated Net Income, Consolidated Non-cash Charges, (c) to the extent reducing Consolidated Net Income, Consolidated Interest Expense, and
(d) to the extent reducing Consolidated Net Income, Consolidated Income Tax Expense less all cash payments during such period relating to non-cash charges that were added back in determining Consolidated Cash Flow Available for Fixed Charges in any prior period.

              "Consolidated Fixed Charge Coverage Ratio" means the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of the

Company for the four full fiscal quarters immediately preceding the date of the transaction for which consolidated financial information of the Company is available (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of the Company for such Four Quarter Period. For purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Fixed Charges" will be calculated, without duplication, after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence of any Indebtedness of the Company or any of the Restricted Subsidiaries during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation, as if such incurrence occurred on the first day of the Reference Period, (ii) an adjustment to eliminate or include, as applicable, the Consolidated Cash Flow Available for Fixed Charges and Consolidated Fixed Charges of the Company directly attributable to assets which are the subject of any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period, and (iii) the retirement of Indebtedness during the Reference Period which cannot thereafter be reborrowed occurring as if retired on the first day of the Reference Period. For purposes of calculating "Consolidated Fixed Charges" for this "Consolidated Fixed Charge Coverage Ratio," interest on Indebtedness incurred during the Reference Period under any revolving credit facility which may be borrowed and repaid without reducing the commitments thereunder shall be the actual interest during the Reference Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter will be deemed to accrue at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined on a fluctuating basis like prime or a similar rate or a factor thereof, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date shall be deemed to have been in effect during the Reference Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, will be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements. If the Company or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the above definition will give effect to the incurrence of such guaranteed Indebtedness as if the Company or any Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness and incurred the related interest expense.

              "Consolidated Fixed Charges" means, for any period, the sum of, without duplication, the amounts for such period of (i) Consolidated Interest Expense; and (ii) the product of (x) the aggregate amount of cash dividends and other distributions paid, accrued or scheduled to be paid or accrued during such period in respect of Redeemable Capital Stock of the Company or Preferred Stock of a Restricted Subsidiary times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then-current effective Consolidated federal, state and local tax rate of such Person expressed as a decimal.

              "Consolidated Income Tax Expense" means, for any period, the provision for federal, state, local and foreign income taxes payable by the Company and the Restricted Subsidiaries for such period as determined on a Consolidated basis in accordance with GAAP.

              "Consolidated Interest Expense" means, for any period, without duplication, the sum of (a) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a Consolidated basis in accordance with GAAP, including, without limitation, (i) any amortization of debt discount attributable to such period, (ii) the net costs under Interest Rate Protection Obligations, Currency Agreements and Commodity Price Protection Agreements (including any amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (v) all capitalized interest and all accrued interest, and (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period and as determined on a Consolidated basis in accordance with GAAP.

              "Consolidated Net Income" means, for any period, the Consolidated net income (or net loss) of the Company and the Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or net loss), by excluding, without duplication, (i) all extraordinary gains or losses net of taxes (net of fees and expenses relating to the transaction giving rise thereto), (ii) net income of the Company and the Restricted Subsidiaries derived from or in respect of Investments in Unrestricted Subsidiaries, except to the extent that cash dividends or distributions are actually received by the Company or a Restricted Subsidiary, (iii) the portion of net income (or net loss) of the Company and the Restricted Subsidiaries allocable to minority interests in unconsolidated Persons, except to the extent that cash dividends or distributions are actually received by the Company or one of the Restricted Subsidiaries, (iv) net income (or net loss) of any Person combined with the Company or one of the Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (v) gains or losses in respect of any Asset Sales by the Company or any of the Restricted Subsidiaries (on an after-tax basis and net of fees and expenses relating to the transaction giving rise thereto), and (vi) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders.

              "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, amortization and other noncash expenses of the Company and the Restricted Subsidiaries reducing Consolidated Net Income for such period (other than any non-cash item requiring an accrual or reserve for cash disbursements in any future period), determined on a Consolidated basis in accordance with GAAP.

              "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its Restricted Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

              "Corporate Trust Office" means the office of the Trustee or an affiliate or agent thereof at which at any particular time the corporate trust business for the purposes of this Indenture shall be principally administered, which office at the date of execution of this Indenture is located at 100 East Broad Street, Columbus, Ohio 43215.

              "Credit Facility" means the Revolving Credit Agreement dated as of March 31, 1997, among the Company, Zale Delaware, Inc., The First National Bank of Boston, as Agent, and the other financial institutions signatory thereto, as in effect on the Issue Date, and as such agreement may be amended, renewed, extended, substituted, refinanced, replaced, supplemented or otherwise modified from time to time, and includes related notes, guarantees and other agreements executed in connection therewith.

              "Currency Agreement" means the obligations of any Person pursuant to any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

              "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

              "Depositary" means, with respect to the Securities issued in the form of one or more Book-Entry Securities, The Depository Trust Company ("DTC"), its nominees and successors, or another Person designated as Depositary by the Company, which must be a clearing agency registered under the Exchange Act.

              "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder, or any successor statute.

              "Exchange Offer" means the exchange offer by the Company and the Guarantor of Series B Securities for Series A Securities to be effected pursuant to Section 2.1 of the Registration Rights Agreement.

              "Exchange Offer Registration Statement" means the registration statement under the Securities Act contemplated by Section 2.1 of the Registration Rights Agreement.

              "Excluded Assets" means certain surplus assets of the Company which are set forth on Schedule II to the Indenture.

              "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between an informed and willing seller and an informed and willing buyer, neither of which is under pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith conclusively evidenced by a Board Resolution thereof delivered to the Trustee or, with respect to any asset valued at up to $1,000,000, such determination may be made by a duly authorized officer of the Company evidenced by an Officer's Certificate delivered to the Trustee.

              "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles in effect in the United States as in effect from time to time and which are consistently applied for all applicable periods.

              "Global Securities" means a security evidencing all or a part of the Securities to be issued as Book-Entry Securities issued to the Depositary in accordance with Section 306.

              "Guarantee" means the guarantee by each of the Guarantors of the Securities and the Company's obligations under the Indenture.

              "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to maintain or preserve any other Person's financial condition or to cause any other Person to achieve certain levels of operating results.

              "Guarantor" means (i) Zale Delaware, Inc. and (ii) each other Subsidiary formed, created or acquired before or after the Issue Date required to become a Guarantor after the Issue Date pursuant to Section 1013 hereof or which becomes a Guarantor after the Issue Date in accordance with the terms of the Indenture. "Holder" means a Person in whose name a Security is registered in the Security Register.

              "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payable and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit (but excluding obligations with respect to trade letters of credit to the extent such trade letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed not later than the third business day following receipt by such Person of a demand for reimbursement), bankers' acceptances or other similar credit transaction, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,
(iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (iv) all Capitalized Lease Obligations of such Person, (v) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (vi) all guarantees by such Person of Indebtedness of another Person (other than guarantees of operating leases of a Restricted Subsidiary of such Person), (vii) all Redeemable Capital

Stock valued at its involuntary maximum fixed repurchase price plus accrued and unpaid dividends, (viii) Preferred Stock of any Restricted Subsidiary of the Company, (ix) all net payment obligations under or in respect of Currency Agreements, Interest Rate Protection Obligations and Commodity Price Protection Agreements of such Person, and (x) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) through (ix) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price will be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness will be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock. Sales (on a "true-sale" non-recourse basis) and the servicing of receivables transferred from the Company or a Restricted Subsidiary, or transfers of cash, to an Accounts Receivable Subsidiary as a capital contribution or in exchange for Indebtedness of such Accounts Receivable Subsidiary or cash shall not be deemed Indebtedness hereunder.

              "Indenture" means this instrument as originally executed (including all exhibits and schedules thereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

              "Indenture Obligations" means the obligations of the Company and any other obligor under this Indenture or under the Securities, including any Guarantor, to pay principal of, premium, if any, and interest on the Securities when due and payable, and all other amounts due or to become due under or in connection with this Indenture and the Securities, and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Securities, according to the respective terms hereof and thereof.

              "Initial Securities" has the meaning stated in the first recital of this Indenture.

              "Initial Purchasers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and BancBoston Securities Inc.

              "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

              "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount or any other arrangement involving payments by or to such Person based upon fluctuations in interest rates.

              "Investment" means, with respect to any Person, any direct or indirect advance, loan or other extension of credit (including by means of a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others or otherwise), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person. Investments shall exclude extensions of trade credit in accordance with normal trade practices. In addition to the foregoing, any foreign exchange contract, Currency Agreement, Interest Rate Protection Obligation, Commodity Price Protection Agreement or similar agreement shall constitute an Investment.

              "Investment Grade Rating" means a Rating of BBB- and Baa3 or higher, in each case by the applicable Rating Agency, or the equivalents thereof.

              "Issue Date" means the original issue date of the Securities under this Indenture.

              "Lien" means any mortgage, charge, pledge, lien (statutory or other), privilege, security interest, hypothecation, cessation and transfer, assignment for security, claim, deposit arrangement or other encumbrance upon or with respect to any property of any kind, whether real, personal or mixed, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation or other title retention agreement.

              "Material Subsidiary" means each Restricted Subsidiary of the Company that is a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act (as such regulation is in effect on the Issue Date).

              "Maturity" means, when used with respect to the Securities, the date on which the principal of the Securities becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity, the Offer Date or the Redemption Date and whether by declaration of acceleration, Offer in respect of Unutilized Net Cash Proceeds, Change of Control Offer in respect of a Change of Control Triggering Event, call for redemption or otherwise.

              "Moody's" means Moody's Investors Service, Inc. or any successor rating agency.

              "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale,
(iii) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP consistently applied against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been released or are not otherwise required to be retained as a reserve).

              "Non-U.S. Person" means a Person that is not a "U.S. person" as defined in Regulation S under the Securities Act.

              "Non-U.S. Subsidiaries" means Subsidiaries organized under the laws of jurisdictions other than the United States and the states and territories thereof.

              "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer or a Vice President (regardless of Vice Presidential designation), and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company or any Guarantor, as the case may be, and delivered to the Trustee.

              "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, any Guarantor or the Trustee, unless an Opinion of Independent Counsel is required pursuant to the terms of this Indenture, and who shall be reasonably acceptable to the Trustee.

              "Opinion of Independent Counsel" means a written opinion of counsel which is issued by a Person who is not an employee, director or consultant (other than non-employee legal counsel) of the Company or any Guarantor and who shall be reasonably acceptable to the Trustee.

              "Outstanding" when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

              (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

              (b) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Affiliate thereof) in trust or set aside and segregated in trust by the Company or any Affiliate thereof (if the Company or any Affiliate thereof shall act as its own Paying Agent) for the Holders of such Securities; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

              (c) Securities, to the extent provided in Sections 402 and 403, with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four; and

              (d) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee and the Company proof reasonably satisfactory to each of them that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company, any Guarantor, or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company, any Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or such other obligor.


              "Pari Passu Indebtedness" means (a) any Indebtedness of the Company which ranks pari passu in right of payment with the Securities and (b) with respect to any Guarantee, Indebtedness which ranks pari passu in right of payment with such Guarantee.

              "Paying Agent" means any Person (including the Company) authorized by the Company to pay the principal of, premium, if any, or interest on, any Securities on behalf of the Company.

              "Permitted Investment" means (a) Cash Equivalents; (b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) loans, extensions of credit and advances to officers, directors and employees which are outstanding on the Issue Date or which do not exceed $5,000,000 in the aggregate at any one time outstanding and payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (d) Interest Rate Protection Obligations, Commodity Price Protection Agreements and Currency Agreements permitted under clause (viii), (ix) or (x) of paragraph
(b) under Section 1008; (e) Investments by any Restricted Subsidiary in the Company; (f) Investments by the Company or any Restricted Subsidiary in a Restricted Subsidiary that is a Guarantor or another Person, if as a result of or in connection with such Investment such other Person becomes a Wholly-Owned Restricted Subsidiary; (g) Investments represented by accounts receivable created or acquired in the ordinary course of business; (h) Investments in the form of the sale (on a "true-sale" non-recourse basis) or the servicing of receivables transferred from the Company or any Restricted Subsidiary, or transfers of cash, to an Accounts Receivable Subsidiary as a capital contribution or in exchange for Indebtedness of such Accounts Receivable Subsidiary or cash in the ordinary course of business; (i) loans or other advances to vendors in connection with in store merchandising to be repaid either on a lump sum basis or over a period of time by delivery of merchandise;
(j) Investments representing capital stock or obligations issued to the Company or any Restricted Subsidiary in settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor of the Company or such Restricted Subsidiary; (k) Investments in credit card receivables arising from any proprietary credit card issued by or for the benefit of the Company or an Affiliate of the Company; (l) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under Section 1011 hereof (other than pursuant to the second sentence of the first paragraph thereof); (m) Investments in any of the Securities; and
(n) Investments, other than those enumerated in (a) through (m) above, in an aggregate amount of $20,000,000.

              "Permitted Liens" means (a) Liens on property of (or on shares of Capital Stock or debt securities of) a Person existing at the time such Person
(i) is merged into or consolidated with the Company or any Restricted Subsidiary or (ii) becomes a Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger, consolidation or acquisition; (b) Liens imposed by law such as landlords', carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith and by appropriate proceedings; (c) Liens existing on the Issue Date; (d) Liens securing only the Securities; (e) Liens in favor of the Company or Liens on any property or assets of a Restricted Subsidiary (or on shares of Capital Stock or debt securities of a Restricted Subsidiary) in favor of the Company or any Restricted Subsidiary; (f) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent for more than 90 days or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (g) easements, reservation of rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries; (h) Liens resulting from the deposit of cash or notes in connection with contracts, tenders or expropriation proceedings, or to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law, public and statutory obligations, obligations under franchise arrangements entered into in the ordinary course of business and other obligations of a similar nature arising in the ordinary course of business; (i) Liens securing Indebtedness consisting of Capitalized Lease Obligations, Purchase Money Indebtedness (other than Indebtedness incurred to finance an Asset Acquisition), mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Company or the Restricted Subsidiaries, or repairs, additions or improvements to such assets; provided, however, that (I) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of such Indebtedness), (II) such Liens do not extend to any other assets of the Company or the Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (III) the incurrence of such Indebtedness is permitted by Section 1008 hereof and (IV) such Liens attach prior to 90 days after such purchase, construction, installation, repair, addition or improvement; (j) Liens to secure any Refinancings (or successive Refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto); (k) Liens securing trade letters of credit entered into in the ordinary course of business; (l) Liens on and pledges of the capital stock of
(A) any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary and (B) an Accounts Receivable Subsidiary; (m) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and the Restricted Subsidiaries, taken as a whole; (n) any interest or title of a lessor in any property that is (i) subject to any lease or (ii) located on the real property subject to any lease; (o) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default; (p) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business; and (q) Liens on the property or assets or Capital Stock of Accounts Receivable Subsidiaries and Liens arising out of any sale of accounts receivable in the ordinary course to or by an Accounts Receivable Subsidiary.

              "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

              "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 308 in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

              "Preferred Stock" means, with respect to any Person, Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

              "Prospectus" means the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Series A Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

              "Public Equity Offering" means an underwritten primary offering of Common Stock of the Company with gross cash proceeds to the Company of at least $50,000,000 pursuant to a registration statement under the Securities Act that has been declared effective by the Commission (other than a registration statement on Form S-8 or any successor form or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

              "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any real or personal property; provided, however, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of such Indebtedness).

              "QIB" means a "Qualified Institutional Buyer" under Rule 144A under the Securities Act.

              "Rating Agencies" means (i) Standard & Poor's Ratings Group and
(ii) Moody's Investors Service, Inc. or (iii) if Standard & Poor's Ratings Group or Moody's Investors Service, Inc. or both shall not make a rating of the Securities publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for Standard & Poor's Ratings Group, Moody's Investors Services, Inc. or both, as the case may be.

              "Rating Category" means (i) with respect to Standard & Poor's Ratings Group, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's Investors Service, Inc., any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of Standard & Poor's Ratings Group or Moody's Investors Service, Inc. used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for Standard & Poor's Ratings Group; 1, 2 and 3 for Moody's Investors Service, Inc.; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to Standard & Poor's Ratings Group, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

              "Rating Date" means the date which is 90 days prior to the earlier of (i) a Change of Control and (ii) public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control.

              "Rating Decline" means the occurrence of the following on, or within 90 days after, the earlier of (i) the occurrence of a Change of Control and (ii) the date of public notice of the occurrence of a Change of Control or of the public notice of the intention of the Company to effect a Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrading by any of the Rating Agencies): (a) in the event that the Securities have an Investment Grade Rating, the rating of the Securities by both such Rating

Agencies shall be reduced below Investment Grade, or (b) in the event the Securities are rated below Investment Grade by both such Rating Agencies on the Rating Date, the rating of the Securities by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

              "Redeemable Capital Stock" means any class or series of Capital Stock to the extent that, either by its terms, by the terms of any security into which it is convertible or exchangeable, or by contract or otherwise, it is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time prior to such Stated Maturity, or is convertible into or exchangeable at the option of the holder thereof for debt securities at any time prior to such Stated Maturity.

              "Redemption Date" when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the date fixed for such redemption by or pursuant to this Indenture.

              "Redemption Price" when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the price at which it is to be redeemed pursuant to this Indenture.

              "Refinance" means, with respect to any Indebtedness, any refinancing, redemption, retirement, renewal, replacement, extension or refunding of such Indebtedness.

              "Registration Rights Agreement" means the Registration Rights Agreement, dated as of September 30, 1997, among the Company, the Guarantor and the Initial Purchasers.

              "Registration Statement" means any registration statement of the Company and the Guarantor which covers any of the Series A Securities (and related guarantees) or Series B Securities (and related guarantees) pursuant to the provisions of the Registration Rights Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

              "Regular Record Date" for the interest payable on any Interest Payment Date means the March 15 or September 15 (whether or not a Business Day) next preceding such Interest Payment Date.

              "Regulation S Global Securities" means a permanent global note in registered form representing the aggregate principal amount of Securities sold in reliance on Regulation S under the Securities Act.

              "Responsible Officer" when used with respect to the Trustee means any officer assigned to the Corporate Trust Office or any agent of the Trustee appointed hereunder, including any vice president, assistant vice president, assistant secretary, or any other officer or assistant officer of the Trustee or any agent of the Trustee appointed hereunder to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

              "Restricted Subsidiary" means any Subsidiary (other than an Accounts Receivable Subsidiary) of the Company that has not been designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with
Section 1017. Any such designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

              "Rule 144A Global Securities" means a permanent global note in registered form representing the aggregate principal amount of Securities sold in reliance on Rule 144A under the Securities Act.

              "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which the Company or a Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

              "S&P" means Standard & Poor's Rating Group, a division of McGraw Hill, Inc., or any successor rating agency.

              "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder, or any successor statute.

              "Senior Guarantor Indebtedness" means any Indebtedness of a Guarantor which is not expressly subordinated in right of payment to any other Indebtedness of such Guarantor.

              "Senior Indebtedness" means any Indebtedness of the Company which is not expressly subordinated in right of payment to any other Indebtedness of the Company.

              "Shelf Registration Statement" means a "shelf" registration statement of the Company and the Guarantor pursuant to Section 2.2 of the of the Registration Rights Agreement, which covers all of the Registrable Securities (as defined in the Registration Rights Agreement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

              "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 309.

              "Stated Maturity" means, with respect to any Security or any installment of interest thereon, the dates specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest is due and payable.

              "Subordinated Indebtedness" means, with respect to the Company, Indebtedness of the Company which is expressly subordinated in right of payment to any other Indebtedness of the Company or, with respect to any Guarantor, Indebtedness of such Guarantor which is expressly subordinated in right of payment to any other Indebtedness of such Guarantor.

              "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding shares of Voting Stock having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of the shares of Voting Stock are at the time, directly or indirectly, owned by such first named Person.

              "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture, until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor trustee.

              "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, or any successor statute.

              "Unrestricted Subsidiary" means each Accounts Receivable Subsidiary and each Subsidiary of the Company (other than a Guarantor) designated as such pursuant to and in compliance with Section 1017 hereof. Any such Designation may be revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

              "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

              "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary of which 100% of the outstanding Capital Stock is owned by the Company and/or another Wholly-Owned Restricted Subsidiary. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Restricted Subsidiary.

       Section 102.    Other Definitions.

       Term                                Defined in Section
       ----                                ------------------
       "Act"                                       105
       "Additional Securities"                     301
       "Affiliate Transactions"                   1010
       "Agent Members"                             306
       "Asset Sale Offer"                         1011
       "Change of Control Offer"                  1014
       "Change of Control Purchase Date"          1014
       "Change of Control Purchase Notice"        1014
       "Change of Control Purchase Price"         1014
       "covenant defeasance"                       403
       "Defaulted Interest"                        309
       "defeasance"                                402
       "Defeasance Redemption Date"                404
       "Defeased Securities"                       401
       "Designation"                              1017
       "Designation Amount"                       1017
       "Event of Default"                          501
       "Four Quarter Period"                       101
       "Global Security"                           201
       "incur"                                    1008
       "Initial Securities"                   Recitals
       "Offer Date"                               1011
       "Offered Price"                            1011
       "Other Indebtedness"                       1013
       "Pari Passu Debt Amount"                   1013
       "Pari Passu Offer"                         1013
       "Permitted Indebtedness"                   1008
       "Physical Securities"                       306
       "Private Placement Legend"                  202
       "Reference Period"                          101
       "Registration Default"                      202
       "Required Filing Date"                     1018
       "Restricted Payment"                       1009

       "Revocation"                               1017
       "Rule 144A"                                 201
       "Securities"                           Recitals
       "Security Amount"                          1011
       "Security Register"                         305
       "Security Registrar"                        305
       "Series A Securities"                  Recitals
       "Series B Securities"                  Recitals
       "Special Payment Date"                      309
       "Surviving Entity"                          801
       "Transaction Date"                          101
       "Unutilized Net Cash Proceeds"             1011
       "U.S. Government Obligations"               404

     Section 103.    Compliance Certificates and Opinions.

              Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company and any Guarantor (if applicable) and any other obligor on the Securities (if applicable) shall furnish to the Trustee an Officers' Certificate in a form and substance reasonably acceptable to the Trustee stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, and an Opinion of Counsel in a form and substance reasonably acceptable to the Trustee stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such certificates or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

              Every certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

              (a) a statement that each individual signing such certificate or individual or firm signing such opinion has read such covenant or condition and the definitions herein relating thereto;

              (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (c) a statement that, in the opinion of each such individual or such firm, he or it has made such examination or investigation as is necessary to enable him or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (d) a statement as to whether, in the opinion of each such individual or such firm, such condition or covenant has been complied with.

     Section 104.    Form of Documents Delivered to Trustee.

              In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

              Any certificate or opinion of an officer of the Company, any Guarantor or other obligor on the Securities may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, any Guarantor or other obligor on the Securities stating that the information with respect to such factual matters is in the possession of the Company, any Guarantor or other obligor on the Securities, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

              Any certificate or opinion of an officer of the Company, any Guarantor or other obligor on the Securities may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants in the employ of the Company, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his certificate or opinion may be based are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent with respect to the Company.

              Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Section 105.    Acts of Holders.

              (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 105.

              (b) The ownership of Securities shall be proved by the Security Register.

              (c) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company, any Guarantor or any other obligor of the Securities in reliance thereon, whether or not notation of such action is made upon such Security.

              (d) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

              (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding Trust Indenture Act Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such first solicitation is completed.

              If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after such record date.

              (f) For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

     Section 106. Notices, etc., to the Trustee, the Company and any Guarantor.

              Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

              (a) the Trustee by any Holder or by the Company or any Guarantor or any other obligor on the Securities shall be sufficient for every purpose (except as provided in Section 501(d)) hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to or with the Trustee at its Corporate Trust Office, Attention:
Corporate Trust Department, or at any other address previously furnished in writing to the Holders, the Company, any Guarantor or any other obligor on the Securities by the Trustee; or

              (b) the Company or any Guarantor by the Trustee or any Holder shall be sufficient for every purpose (except as provided in Section 501(d)) hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Company or such Guarantor addressed to it c/o Zale Corporation, 901 W. Walnut Hill Lane, Irving, Texas 75038, attention: Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by the Company or such Guarantor.

     Section 107.    Notice to Holders; Waiver.

              Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

              In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     Section 108.    Conflict with Trust Indenture Act.

              If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, the provision or requirement of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

     Section 109.    Effect of Headings and Table of Contents.

              The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 110.    Successors and Assigns.

              All covenants and agreements in this Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

     Section 111.    Separability Clause.

              In case any provision in this Indenture or in the Securities or Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 112.    Benefits of Indenture.

              Nothing in this Indenture or in the Securities or Guarantees, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 113.    GOVERNING LAW.

              THIS INDENTURE, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

     Section 114.    Legal Holidays.

              In any case where any Interest Payment Date, Redemption Date, Maturity or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or Redemption Date, or at the Maturity or Stated Maturity and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, as the case may be, to the next succeeding Business Day.

     Section 115.    Independence of Covenants.

              All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     Section 116.    Schedules and Exhibits.

              All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

     Section 117.    Counterparts.

              This Indenture may be executed in any number of counterparts, each of which shall be deemed an original; but all such counterparts shall together constitute but one and the same instrument.

                                  ARTICLE TWO
                                 SECURITY FORMS

     Section 201.    Forms Generally.

              The Securities, the Guarantee and the Trustee's certificate of authentication thereon shall be in substantially the forms set forth in this Article Two, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, any organizational document or governing instrument or applicable law or as may, consistently herewith, be determined by the officers executing such Securities and Guarantee, as evidenced by their execution of the Securities and Guarantees. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

              The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

              Initial Securities offered and sold in reliance on Rule 144A under the Securities Act ("Rule 144A") and Initial Securities offered and sold in reliance on Regulation S shall be issued initially in the form of one or more permanent global Securities substantially in the form set forth in Section 202 (the "Global Security") deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided. Initial Securities offered and sold in reliance on Regulation S shall remain in the form of a Global Security until the consummation of the Exchange Offer pursuant to the Registration Rights Agreement.

     Section 202.    Form of Face of Security.

              (a) The form of the face of any Series A Securities authenticated and delivered hereunder shall be substantially as follows:

              Unless and until (i) an Initial Security is sold under an effective Registration Statement or (ii) an Initial Security is exchanged for a Series B Security in connection with an effective Registration Statement, in each case pursuant to the Registration Rights

Agreement, then the Global Security shall bear the legend set forth below (the "Private Placement Legend") on the face thereof:

              THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AS SET FORTH BELOW.

              BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION,
              (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE COMPANY,
              (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A INSIDE THE UNITED STATES, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E)

              PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. AS USED HEREIN, THE TERMS "UNITED STATES," "OFFSHORE TRANSACTION," AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

              [Legend if Security is a Global Security]

              THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

              UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS

              MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                ZALE CORPORATION

                               -------------------

                     8 1/2% SENIOR NOTE DUE 2007, SERIES A

                                                             CUSIP NO. 988858AA4

No.     1                                                    $_________________
       ---

              Zale Corporation, a Delaware corporation (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of _________________ United States dollars on October 1, 2007, at the office or agency of the Company referred to below, and to pay interest thereon from September 30, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on April 1 and October 1 in each year, commencing April 1, 1998 at the rate of 8 1/2% per annum, subject to adjustments as described in the second following paragraph, in United States dollars, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

              The Holder of this Series A Security is entitled to the benefits of the Registration Rights Agreement among the Company, the Guarantor and the Initial Purchasers, dated September 30, 1997, pursuant to which, subject to the terms and conditions thereof, the Company and the Guarantor are obligated to consummate the Exchange Offer pursuant to which the Holder of this Security (and the related Guarantee) shall have the right to exchange this Security (and the related Guarantee) for 8 1/2% Senior Notes due 2007, Series B and related guarantees (herein called the "Series B Securities") in like principal amount as provided therein. The Series A Securities and the Series B Securities are together (including related Guarantees) referred to as the

"Securities." The Series A Securities rank pari passu in right of payment with the Series B Securities.

          In the event that either (a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 35th calendar day following the date of original issue of the Series A Securities, (b) the Exchange Offer Registration Statement has not been declared effective on or prior to the 120th calendar day following the date of original issue of the Series A Securities, (c) the Exchange Offer is not consummated on or prior to the 150th calendar day following the date of original issue of the Series A Securities or (d) a Shelf Registration Statement is not filed within 30 days after the obligation to file such Shelf Registration Statement arises or is not declared effective within 90 days of such date (each such event referred to in clauses (a) through (d) above, a "Registration Default"), the interest rate borne by the Series A Securities shall be increased by one-quarter of one percent per annum upon the occurrence of each Registration Default, which rate (as increased as aforesaid) will increase by one quarter of one percent each 90-day period that such additional interest continues to accrue under any such circumstance, with an aggregate maximum increase in the interest rate equal to one percent (1%) per annum. Following the cure of all Registration Defaults the accrual of additional interest will cease and the interest rate will revert to the original rate.

              The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or any Predecessor Security) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Series A Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or any Predecessor Security) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in this Indenture.

              Payment of the principal of, premium, if any, and interest on, this Security, and exchange or transfer of the Security, will be made at the office or agency of the Company in The City of New York maintained for that purpose, or at such other office or agency as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

              Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

              This Security is entitled to the benefits of the Guarantee by the Guarantor of the punctual payment when due of the Indenture Obligations made in favor of the Trustee for the benefit of the Holders. Reference is hereby made to Article Thirteen of the Indenture for a statement of the respective rights, limitations of rights, duties and obligations under the Guarantee of the Guarantor.

              Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature of an authorized signer, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

              IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers and its corporate seal to be affixed or reproduced hereon.

Dated:                            ZALE CORPORATION


                                  By:
                                      ----------------------------------
                                      Name:
                                      Title:

Attest:

----------------------------
       Name:
       Title:

              (b) The form of the face of any Series B Securities authenticated and delivered hereunder shall be substantially as follows:

              [Legend if Security is a Global Security]

              THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

              UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                ZALE CORPORATION

                               -------------------

                     8 1/2% SENIOR NOTE DUE 2007, SERIES B

                                                        CUSIP NO. ______________

No.    1                                                $_________________
      ---

              Zale Corporation, a Delaware corporation (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of __________________ United States dollars on October 1, 2007, at the office or agency of the Company referred to below, and to pay interest thereon from September 30, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on April 1 and October 1 in each year, commencing April 1, 1998 at the rate of 8 1/2% per annum, in United States dollars, until the principal hereof is paid or duly provided for; provided that to the extent interest has not been paid or duly provided for with respect to the Series A Security exchanged for this Series B Security, interest on this Series B Security shall accrue from the most recent Interest Payment Date to which interest on the Series A Security which was exchanged for this Series B Security has been paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

              This Series B Security was issued pursuant to the Exchange Offer pursuant to which the 8 1/2% Senior Notes due 2007, Series A, and related Guarantees (herein called the "Series A Securities") in like principal amount were exchanged for the Series B Securities and related Guarantees. The Series B Securities rank pari passu in right of payment with the Series A Securities.

              In addition, for any period in which the Series A Security exchanged for this Series B Security was outstanding, in the event that either
(a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 35th calendar day following the date of original issue of the Series A Security, (b) the Exchange Offer Registration Statement has not been declared effective on or prior to the 120th calendar day following the date of original issue of the Series A Security, (c) the Exchange Offer is not consummated on or prior to the 150th calendar day following the date of original issue of the Series A Security or (d) a Shelf Registration Statement is not filed within 30 days after the obligation to file such Shelf Registration Statement arises or is not declared effective within 90 days of such date (each such event referred to in clauses (a) through (d) above, a "Registration Default"), the interest rate borne by the Series A Securities shall be increased by one-quarter of one percent per annum upon the occurrence of each Registration Default, which rate (as increased as aforesaid) will increase by one quarter of one percent each 90-day period that such additional interest continues to accrue under any such circumstance, with an aggregate maximum increase in the interest rate equal to one percent (1%) per annum. Following the cure of all Registration Defaults the accrual of additional interest will cease and the interest rate will revert to the original rate; provided that, to the extent interest at such increased interest rate has been paid or duly provided for with respect to the Series A Security, interest at such increased interest rate, if any, on this Series B Security shall accrue from the most recent Interest Payment Date to which such interest on the Series A Security has been paid or duly provided for; provided, however, that, if after any such reduction in interest rate, a different event specified in clause (a), (b), (c) or (d) above occurs, the interest rate shall again be increased pursuant to the foregoing provisions.

              The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or any Predecessor Security) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Series B Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or any Predecessor Security) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in this Indenture.

              Payment of the principal of, premium, if any, and interest on, this Security, and exchange or transfer of the Security, will be made at the office or agency of the Company in The City of New York maintained for such purpose, or at such other office or agency as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

              Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

              This Security is entitled to the benefits of the Guarantee by the Guarantor of the punctual payment when due of the Indenture Obligations made in favor of the Trustee for the benefit of the Holders. Reference is hereby made to Article Thirteen of the Indenture for a statement of the respective rights, limitations of rights, duties and obligations under the Guarantee of the Guarantor.

              Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature of an authorized signer, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

              IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers and its corporate seal to be affixed or reproduced hereon.


Dated:                            ZALE CORPORATION


                                  By:
                                      ----------------------------------
                                      Name:
                                      Title:

Attest:

----------------------------
       Name:
       Title:

     Section 203.    Form of Reverse of Securities.

              (a) The form of the reverse of the Series A Securities shall be substantially as follows:

                                ZALE CORPORATION
                     8 1/2% Senior Note due 2007, Series A

              This Security is one of a duly authorized issue of Securities of the Company designated as its 8 1/2% Senior Notes due 2007, Series A (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $100,000,000, issued under and subject to the terms of an indenture (herein called the "Indenture") dated as of September 30, 1997, among the Company, the Guarantor and Bank One, N.A., as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

              The Indenture contains provisions for defeasance at any time of
(a) the entire Indebtedness on the Securities and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

              The Securities are subject to redemption at any time on or after October 1, 2002, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice to the Holders by first-class mail, in amounts of $1,000 or an integral multiple thereof, at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning October 1 in the years indicated below:

                                                    Redemption
       Year                                           Price
       ----                                         ----------
       2002  . . . . . . . . . . . . . . . . . . .   104.250%
       2003  . . . . . . . . . . . . . . . . . . .   102.833%
       2004  . . . . . . . . . . . . . . . . . . .   101.417%

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the rights of Holders of record on relevant Regular Record Dates or Special Record Dates to receive interest due on an Interest Payment Date).

              In addition, at any time or from time to time on or prior to October 1, 2000, the Company may, at its option, use all or a portion of the net proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 30% of the aggregate principal amount of Securities originally issued under the Indenture at a redemption price equal to 108.5% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that at least seventy percent of the aggregate principal amount of Securities (including any Additional Securities) originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption. In order to effect the foregoing redemption, the Company must mail a notice of redemption no later than 60 days after the related Public Equity Offering and must consummate such redemption within 90 days of the closing of the Public Equity Offering.

              If less than all of the Securities are to be redeemed, the Trustee shall select the Securities or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

              Upon the occurrence of a Change of Control Triggering Event, each Holder may require the Company to purchase such Holder's Securities in whole or in part in integral multiples of $1,000, at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to a Change of Control Offer in accordance with the procedures set forth in the Indenture.

              Under certain circumstances, in the event the Net Cash Proceeds received by the Company from any Asset Sale, which proceeds are not used to repay Senior Indebtedness (other than the Securities), Senior Guarantor Indebtedness (other than the Guarantees) or Indebtedness of a Wholly-Owned Restricted Subsidiary, or invested in capital expenditures, properties or other assets that replace the properties and assets that were the subject of the Asset Sale or which will be used in the business of the Company or its Restricted Subsidiaries existing on the date of the Indenture or in businesses reasonably related thereto, exceeds a specified amount the Company will be required to apply such proceeds to the repayment of the Securities and certain Indebtedness ranking pari passu in right of payment to the Securities.

              In the case of any redemption or repurchase of Securities in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities of record as of the close of business on the relevant Regular Record Date or Special Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

              In the event of redemption or repurchase of this Security in accordance with the Indenture in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

              If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

              The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders under the Indenture and the Securities and the Guarantees at any time by the Company and the Trustee with the consent of the Holders of a specified percentage in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture and the Securities and the Guarantees and certain past Defaults under the Indenture and the Securities and the Guarantees and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

              No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor on the Securities (in the event such Guarantor or such other obligor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on, this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

              If this Series A Security is in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

              If this Series A Security is in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the Holder, provided it is a Qualified Institutional Buyer, may exchange this Series A Security for a Book-Entry Security by instructing the Trustee (by completing the Transferee Certificate in the form in Appendix I) to arrange for such Series A Security to be represented by a beneficial interest in a Global Security in accordance with the customary procedures of the Depository, unless the Company has elected not to issue a Global Security.

              If this Series A Security is a Global Security, it is exchangeable for a Series A Security in certificated form as provided in the Indenture and in accordance with the rules and procedures of the Trustee and the Depositary. In addition, certificated securities shall be transferred to all beneficial holders in exchange for their beneficial interests in the Global Securities if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depository for the Global Security and a successor depositary is not appointed by the Company within 90 days or (y) there shall have occurred and be continuing an Event of Default and the Security Registrar has received a request from the Depositary. Upon any such issuance, the Trustee is required to register such certificated Series A Securities in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof). All such certificated Series A Securities would be required to include the Private Placement Legend.

              Series A Securities in certificated form are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Series A Securities are exchangeable for a like aggregate principal amount of Securities of a differing authorized denomination, as requested by the Holder surrendering the same.

              At any time when the Company is not subject to Sections 13 or 15(d) of the Exchange Act, upon the written request of a Holder of a Series A Security, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such Series A Security who such Holder informs the Company is reasonably believed to be a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

              No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
              Prior to due presentment of this Security for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, any Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

              After the Securities have been assigned an Investment Grade Rating by both Rating Agencies, and notwithstanding that the Securities may later cease to have an Investment Grade Rating, the Company and the Restricted Subsidiaries will no longer be subject to the covenants set forth in Sections 1008, 1009, 1010, 1011, 1015, and 1016, clauses (a)(iii) and (c)(iii) of
Section 1017, and clause (a)(iii) of Section 801 of the Indenture; provided, that no Default has occurred and is continuing at the time the Securities have been assigned such rating.

              THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

              All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

              [The Transferee Certificate, in the form of Appendix I hereto, will be attached to the Series A Security.]

              (b) The form of the reverse of the Series B Securities shall be substantially as follows:

                                ZALE CORPORATION
                     8 1/2% Senior Note due 2007, Series B

              This Security is one of a duly authorized issue of Securities of the Company designated as its 8 1/2% Senior Notes due 2007, Series B (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $100,000,000, issued under and subject to the terms of an indenture (herein called the "Indenture") dated as of September 30, 1997, among the Company, the Guarantor and Bank One, N.A., as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

              The Indenture contains provisions for defeasance at any time of
(a) the entire Indebtedness on the Securities and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

              The Securities are subject to redemption at any time on or after October 1, 2002, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice to the Holders by first-class mail, in amounts of $1,000 or an integral multiple thereof, at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning October 1 of the years indicated below:

                                                             Redemption
            Year                                               Price
            ----                                             ----------
            2002  . . . . . . . . . . . . . . . . .           104.250%
            2003  . . . . . . . . . . . . . . . . .           102.833%
            2004  . . . . . . . . . . . . . . . . .           101.417%

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the rights of Holders of record on relevant Regular Record Dates or Special Record Dates to receive interest due on an Interest Payment Date).

              In addition, at any time or from time to time on or prior to October 1, 2000, the Company may, at its option, use all or a portion of the net proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 30% of the aggregate principal amount of Securities originally issued under the Indenture at a redemption price equal to 108.5% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that at least seventy percent of the aggregate principal amount of Securities (including any Additional Securities) originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption. In order to effect the foregoing redemption, the Company must mail a notice of redemption no later than 60 days after the related Public Equity Offering and must consummate such redemption within 90 days of the closing of the Public Equity Offering.

              If less than all of the Securities are to be redeemed, the Trustee shall select the Securities or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.

              Upon the occurrence of a Change of Control Triggering Event, each Holder may require the Company to purchase such Holder's Securities in whole or in part in integral multiples of $1,000, at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to a Change of Control Offer in accordance with the procedures set forth in the Indenture.

              Under certain circumstances, in the event the Net Cash Proceeds received by the Company from any Asset Sale, which proceeds are not used to repay Senior

Indebtedness (other than the Securities), Senior Guarantor Indebtedness (other than the Guarantees) or Indebtedness of a Wholly-Owned Restricted Subsidiary, or invested in capital expenditures, properties or other assets that replace the properties and assets that were the subject of the Asset Sale or which will be used in the business of the Company or its Restricted Subsidiaries existing on the date of the Indenture or in businesses reasonably related thereto, exceeds a specified amount the Company will be required to apply such proceeds to the repayment of the Securities and certain Indebtedness ranking pari passu in right of payment to the Securities.

              In the case of any redemption or repurchase of Securities in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities of record as of the close of business on the relevant Regular Record Date or Special Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

              In the event of redemption or repurchase of this Security in accordance with the Indenture in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

              If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

              The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders under the Indenture and the Securities and the Guarantees at any time by the Company and the Trustee with the consent of the Holders of a specified percentage in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture and the Securities and the Guarantees and certain past Defaults under the Indenture and the Securities and the Guarantees and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

              No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor on the Securities (in the event such Guarantor or such other obligor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on, this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

              If this Series B Security is in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series B Security is registrable on the Security Register of the Company, upon surrender of this Series B Security for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Series B Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

              If this Series B Security is a Global Security, it is exchangeable for a Series B Security in certificated form as provided in the Indenture and in accordance with the rules and procedures of the Trustee and the Depositary. In addition, certificated securities shall be transferred to all beneficial holders in exchange for their beneficial interests in the Global Security if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depository for the Global Security and a successor depositary is not appointed by the Company within 90 days or (y) there shall have occurred and be continuing an Event of Default and the Security Registrar has received a request from the Depositary. Upon any such issuance, the Trustee is required to register such certificated Series B Securities in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof).

              Series B Securities in certificated form are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Series B Securities are exchangeable for a like aggregate principal amount of Securities of a differing authorized denomination, as requested by the Holder surrendering the same.

              No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
              Prior to due presentment of this Security for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, any Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

              After the Securities have been assigned an Investment Grade Rating by both Rating Agencies, and notwithstanding that the Securities may later cease to have an Investment Grade Rating, the Company and the Restricted Subsidiaries will no longer be subject to the covenants set forth in Sections 1008, 1009, 1010, 1011, 1015, and 1016, clauses (a)(iii) and (c)(iii) of
Section 1017, and clause (a)(iii) of Section 801 of the Indenture; provided, that no Default has occurred and is continuing at the time the Securities have been assigned such rating.

              THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

              All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

              [The Transferee Certificate, in the form of Appendix II hereto, will be attached to the Series B Security.]

     Section 204.    Form of Trustee's Certificate of Authentication.

              The Trustee's certificate of authentication shall be included on the form of the face of the Securities substantially in the following form:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

[Series A Securities]

       This is one of the 8 1/2% Senior Notes due 2007, Series A referred to in the within-mentioned Indenture.


                                     BANK ONE, N.A.,
                                       as Trustee



                                     By:
                                         -------------------------------
                                         Name:
                                         Title:

[Series B Securities]

       This is one of the 8 1/2% Senior Notes due 2007, Series B referred to in the within-mentioned Indenture.

                                     BANK ONE, N.A.,
                                       as Trustee



                                     By:
                                         -------------------------------
                                         Name:
                                         Title:

       Section 205.  Form of Guarantee of any Guarantor.

       The form of Guarantee shall be set forth on the Securities substantially as follows:

                                   GUARANTEE

       For value received, the undersigned hereby absolutely, fully and unconditionally and irrevocably guarantees, jointly and severally with each other Guarantor, if any, to the holder of this Security the payment of principal of, premium, if any, and interest on this Security upon which this Guarantee is endorsed in the amounts and at the time when due and payable whether by declaration thereof, or otherwise, and interest on the overdue principal and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to the holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security and Article Thirteen of the Indenture. This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Security. This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.


Dated:
                                          ZALE DELAWARE, INC.


Attest:                                   By:
        ------------------------               ----------------------------
           Name:                                  Name:
           Title:                                 Title:

          Section 206.    Form of Option of Holder to Elect Purchase.

              The form of Option of Holder to Elect Purchase Form shall be set forth on the Securities substantially as follows:

                     OPTION OF HOLDER TO ELECT PURCHASE

              If you wish to have this Security purchased by the Company pursuant to Section 1011 or Section 1014, as applicable, of the Indenture,
check the Box: [    ].

              If you wish to have a portion of this Security purchased by the Company pursuant to Section 1011 or Section 1014 as applicable, of the Indenture, state the amount (in original principal amount):

                               $ _______________.


Date:  ___________________Your Signature:  _____________________

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:  __________________________________

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]

                                ARTICLE THREE

                               THE SECURITIES

     Section 301.    Title and Terms.

                 The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $100,000,000 in aggregate principal amount of Securities, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 303, 304, 305, 306, 307, 308, 906, 1011, 1014 or 1108; provided, however, that notwithstanding anything else stated herein the Company may issue up to an additional $25,000,000 in aggregate principal amount of Securities (the "Additional Securities") initially to the Initial Purchasers (as defined in the Registration Rights Agreement) pursuant to this Indenture on one occasion at any time through and including October 23, 1997 and such Additional Securities shall be treated as Securities for all purposes of this Indenture.

                 The Securities shall be known and designated as the "8 1/2% Senior Notes due 2007" of the Company. The Stated Maturity of the Securities shall be October 1, 2007, and the Securities shall each bear interest at the rate of 8 1/2% per annum, as such interest rate may be adjusted as set forth in the Securities, from September 30, 1997, or from the most recent Interest Payment Date to which interest has been paid, payable semiannually on April 1 and October 1 in each year, commencing April 1, 1998, until the principal thereof is paid or duly provided for. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.

                 The principal of, premium, if any, and interest on, the Securities shall be payable and the Securities will be exchangeable and transferable at an office or agency of the Company in The City of New York maintained for such purposes; provided, however, that payment of interest may be made at the option of the Company by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register.

                 For all purposes hereunder, the Series A Securities and the Series B Securities will be treated as one class and are together referred to as the "Securities." The Series A Securities rank pari passu in right of payment with the Series B Securities.

                 The Securities shall be subject to repurchase by the Company pursuant to an Offer as provided in Section 1011.

                 Holders shall have the right to require the Company to purchase their Securities, in whole or in part, in the event of a Change of Control Triggering Event pursuant to Section 1014.

                 The Securities shall be redeemable as provided in Article Eleven and in the Securities.

                 The Indebtedness evidenced by the Securities shall be pari passu in right of payment with Senior Indebtedness.

                 At the election of the Company, the entire Indebtedness on the Securities or certain of the Company's obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article Four.

     Section 302.    Denominations.

                 The Securities shall be issuable only in fully registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

     Section 303.    Execution, Authentication, Delivery and Dating.

                 The Securities shall be executed on behalf of the Company by one of its Chairman of the Board, its President, its Chief Executive Officer, its Chief Financial Officer or one of its Vice Presidents under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries or Vice Presidents. The signatures of any of these officers on the Securities may be manual or facsimile.

                 Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee (with Guarantees endorsed thereon) for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.

                 Each Security shall be dated the date of its authentication.

                 No Security or Guarantee endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

                 In case the Company or any Guarantor, pursuant to Article Eight, shall, in a single transaction or through a series of related transactions, be consolidated or merged with or into any other Person or shall sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation or surviving such merger, or into which the Company or such Guarantor shall have been merged, or the successor Person which shall have participated in the sale, assignment, conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 303 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

                 The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Security Registrar or Paying Agent to deal with the Company and its Affiliates.

                 If an officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates such Security such Security shall be valid nevertheless.

     Section 304.    Temporary Securities.

                   Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

                 If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

     Section 305.    Registration, Registration of Transfer and Exchange.

                 The Company shall cause the Trustee to keep, so long as it is the Security Registrar, at the Corporate Trust Office of the Trustee, or such other office as the Trustee may designate, a register (the register maintained in such office or in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as the Security Registrar may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee shall initially be the "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided. The Company may appoint one or more co-Security Registrars.

                 Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denomination or denominations, of a like aggregate principal amount.

                 Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in a Security shall be required to be reflected in a book entry.

                 At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency.

Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, Securities of the same series which the Holder making the exchange is entitled to receive; provided that no exchange of Series A Securities for Series B Securities shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission and that the Series A Securities exchanged for the Series B Securities shall be canceled.

                 All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

                 Every Security presented or surrendered for registration of transfer, or for exchange, repurchase or redemption, shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

                 No service charge shall be made to a Holder for any registration of transfer, exchange or redemption of Securities, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith, other than exchanges pursuant to Sections 303, 304, 305, 308, 906, 1011, 1014 or 1108 not involving any transfer.

                 The Company shall not be required (a) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities selected for redemption under Section 1104 and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

                 Every Security shall be subject to the restrictions on transfer provided in the legend required to be set forth on the face of each Security pursuant to Section 202, and to the restrictions set forth in this
Section 305, and the Holder of each Security, by such Holder's acceptance thereof (or interest therein), agrees to be bound by such restrictions on transfer.

                 The restrictions imposed by this Section 305 upon the transferability of any particular Security shall cease and terminate on (a) the later of September 30, 1999 or two years after the last date on which the Company or any Affiliate of the Company was the owner of such Security (or any predecessor of such Security) or (b) (if earlier) if and when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144 or Rule 904 under the Securities Act

(or any successor provision), unless the Holder thereof is an affiliate of the Company within the meaning of Rule 144 (or such successor provisions). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Security for exchange to the Security Registrar in accordance with the provision of this Section 305 (accompanied, in the event that such restrictions on transfer have terminated pursuant to Rule 144 or Rule 904 (or any successor provision), by an Opinion of Counsel satisfactory to the Company and the Trustee, to the effect that the transfer of such Security has been made in compliance with Rule 144 or Rule 904 (or any such successor provision)), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the Private Placement Legend. The Company shall inform the Trustee of the effective date of any Registration Statement registering the Securities under the Securities Act no later than two Business Days after such effective date.

                 Except as provided in the preceding paragraph, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any U.S. Global Security, whether pursuant to this Section 305, Section 304, 308, 906 or 1108 or otherwise, shall also be a U.S. Global Security and bear the legend specified in Section 202.

     Section 306.    Book-Entry Provisions for Global Securities.

                 (a) The Global Securities initially shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (ii) be deposited with, or on behalf of, the Depositary or with the Trustee as custodian for such Depositary and (iii) bear legends as set forth in
Section 202.

                 Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

                 (b) Transfers of Global Securities shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 307. Beneficial owners may obtain physical securities (the

"Physical Securities") in exchange for their beneficial interests in the Global Security upon request in accordance with the Depositary's and the Security Registrar's procedures. In connection with the execution, authentication and delivery of such Physical Securities, the Security Registrar shall reflect on its books and records a decrease in the principal amount of the relevant Global Security equal to the principal amount of such Physical Securities and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities having an equal aggregate principal amount. In addition, Physical Securities shall be issued to all beneficial owners in exchange for their beneficial interests in the Global Security if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Security and a successor Depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Security Registrar has received a request from the Depositary.

                 (c) In connection with any transfer of a portion of the beneficial interest in the Global Security pursuant to subsection (b) of this Section to beneficial owners who are required to hold Physical Securities, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

                 (d) In connection with the transfer of the entire Global Security to beneficial owners pursuant to subsection (b) of this Section, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

                 (e) Any Physical Security constituting a "restricted security" within the meaning of Rule 144(a)(3) of the Securities Act delivered in exchange for an interest in Global Securities pursuant to subsection (c) or subsection (d) of this Section shall, except as otherwise provided by Section 307, bear the Private Placement Legend.

                 (f) The registered holder of the Global Security may grant proxies and otherwise authorize any person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

     Section 307.    Special Transfer Provisions.

                 Unless and until (i) an Initial Security is sold under an effective Registration Statement, or (ii) an Initial Security is exchanged for a Series B Security in connection with the Exchange Offer, in each case pursuant to the Registration Rights Agreement, the following provisions shall apply:

                 (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Security to a QIB (excluding Non-U.S. Persons):

                      (i) the Registrar shall register the transfer of any Initial Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the second anniversary of the Issue Date and such transfer can otherwise lawfully be made under the Securities Act without registering such Initial Security thereunder or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Initial Security stating, or has otherwise advised the Company and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to the transferee who has signed the certification provided for on the form of Initial Security stating, or has otherwise advised the Company and the Security Registrar in writing, that it is purchasing the Initial Security for its own account or an account with respect to which it exercises sole investment discretion and that it, or the person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                      (ii) If the proposed transferee is an Agent Member, and the Initial Security to be transferred consists of Physical Securities which after transfer are to be evidenced by an interest in the Rule 144A Global Security, upon receipt by the Security Registrar of instructions given in accordance with the Depositary's and the Security Registrar's procedures therefor, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Rule 144A Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Security so transferred.




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
                      (iii)  If the proposed transferor is an Agent
                 Member seeking to transfer an interest in a Global Security, upon receipt by the Registrar of written instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Security from which interests are to be transferred in an amount equal to the principal amount of the Securities to be transferred and (B) an increase in the principal amount of the Rule 144A Global Security in an amount equal to the principal amount of the Global Security to be transferred.

                 (b) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to any transfer of an Initial Security to a Non-U.S.
Person:

                      (i) Prior to November 10, 1997, an owner of a beneficial interest in the Regulation S Global Security may not transfer such interest to a transferee that is a U.S. Person or for the account or benefit of a U.S. Person within the meaning of Rule 902(o) of the Securities Act. During such time, all beneficial interests in the Regulation S Global Security shall be transferred only through Cedel or Euroclear, either directly if the transferor and transferee are participants in such system, or indirectly through organizations that are participants.

                      (ii) The Registrar shall register the transfer of any Initial Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the second anniversary of the Issue Date and such transfer can otherwise be lawfully made under the Securities Act without registering such Initial Securities thereunder or (y) the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit ___ hereto.

                      (iii)  If the proposed transferee is an Agent
                 Member and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Regulation S Global Security, upon receipt by the Registrar of (x) written instructions given in accordance with the Depositary's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (ii) above, together with any required legal opinions and certifications, the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Security in an amount equal to the principal amount of Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

                      (iv) If the proposed transferor is an Agent Member seeking to transfer an interest in a Global Security, upon receipt by the Registrar of (x) written instructions given in accordance with the Depositary's and the Registrar's procedures and (y) the appropriate certificate, if any, required by clause (y) of paragraph (i) above, together with any required legal opinions and certificates, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Security from which such interests are to be transferred in an amount equal to the principal amount of the Securities to be transferred and (B) an increase in the principal amount of the Regulation S Global Security in an amount equal to the principal amount of the Global Security to be transferred.

                 (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Security Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Security Registrar shall deliver only Securities that bear the Private Placement Legend unless there is delivered to the Security Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                 (d) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

                 The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 306 or this Section 307. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

                 In the event that Regulation S is amended during the term of this Indenture to alter the applicable holding period, all reference in this Indenture to a holding period for Non-U.S. Persons will be deemed to include such amendment.

     Section 308.    Mutilated, Destroyed, Lost and Stolen Securities.

                 If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, any Guarantor and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Company, any Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon a Company Request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding and the Guarantor shall execute a replacement Guarantee.

                 In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement Security, pay such Security. Upon the issuance of any replacement Securities under this Section, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                 Every replacement Security and Guarantee issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and any Guarantor, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                 The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     Section 309.    Payment of Interest; Interest Rights Preserved.

                 Interest on any Security which is payable, and is punctually paid or duly provided for, on the Stated Maturity of such interest shall be paid to the Person in whose name the Security (or any Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment.

                 Any interest on any Security which is payable, but is not punctually paid or duly provided for, on the Stated Maturity of such interest, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful

(such defaulted interest and interest thereon herein collectively called "Defaulted Interest"), shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or (b) below:

                 (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or any relevant Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the "Special Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the Special Payment Date, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the Special Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Payment Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered on such Special Record Date and shall no longer be payable pursuant to the following Subsection (b).

                 (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Trustee.

                 Subject to the foregoing provisions of this Section 309, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

     Section 310.    CUSIP Numbers.

                 The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and the Company, or the Trustee on behalf of the Company, shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities; and provided further, however, that failure to use CUSIP numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice.

     Section 311.    Persons Deemed Owners.

                 Prior to and at the time of due presentment of a Security for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section
309) interest on, such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Company, any Guarantor, the Trustee nor any agent of the Company, any Guarantor or the Trustee shall be affected by notice to the contrary.

     Section 312.    Cancellation.

                 All Securities surrendered for payment, purchase, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company and any Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or such Guarantor may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 312, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be destroyed and certification of their destruction delivered to the Company, unless by a Company Order received by the Trustee prior to such destruction, the Company shall direct that the canceled Securities be returned to it. The Trustee shall provide the Company a list of all Securities that have been canceled from time to time as requested by the Company.

     Section 313.    Computation of Interest.

                 Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

                                  ARTICLE FOUR

                       DEFEASANCE AND COVENANT DEFEASANCE

     Section 401.    Company's Option to Effect Defeasance or Covenant
                     Defeasance.

                 The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 402 or
Section 403 be applied to all of the Outstanding Securities (the "Defeased Securities"), upon compliance with the conditions set forth below in this Article Four.

     Section 402.    Defeasance and Discharge.

                 Upon the Company's exercise under Section 401 of the option applicable to this Section 402, the Company, each Guarantor and any other obligor upon the Securities, if any, shall be deemed to have been discharged from its obligations with respect to the Defeased Securities on the date the conditions set forth in Section 404 below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company, each Guarantor and any other obligor upon the Securities shall be deemed to have paid and discharged the entire Indebtedness represented by the Defeased Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 405 and the other Sections of this Indenture referred to in
(a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company and upon Company Request, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Securities to receive, solely from the trust fund described in Section 404 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on, such Securities, when such payments are due, (b) the Company's obligations with respect to such Defeased Securities under Sections 304, 305, 308 and 1002, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 607, and (d) this Article Four. Subject to compliance with this Article Four, the Company may exercise its option under this Section 402 notwithstanding the prior exercise of its option under Section 403 with respect to the Securities.

     Section 403.    Covenant Defeasance.

                 Upon the Company's exercise under Section 401 of the option applicable to this Section 403, the Company and each Guarantor shall be released from its obligations under any covenant or provision contained or referred to in Sections 1005 through 1018, inclusive, and the provisions of clause (iii) of Section 801(a), with respect to the Defeased Securities on and after the date the conditions set forth in Section 404 below are satisfied (hereinafter, "covenant defeasance"), and the Defeased Securities shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Securities, the Company and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 501(c), (d), (e) or (g), but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby.

     Section 404.    Conditions to Defeasance or Covenant Defeasance.

                 The following shall be the conditions to application of either
Section 402 or Section 403 to the Defeased Securities:

                 (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) United States dollars in an amount, (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms and with no further reinvestment will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of, premium, if any, and interest on, the Defeased Securities, on the Stated Maturity of such principal or interest (or on any date after October 1, 2002 (such date being referred to as the "Defeasance Redemption Date") if at or prior to electing to exercise either its option applicable to Section 402 or its option applicable to Section 403, the Company has delivered to the Trustee an irrevocable notice to redeem all of the Outstanding Securities on the Defeasance Redemption Date). For this purpose, "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt;


                 (2) In the case of an election under Section 402, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Independent Counsel in the United States shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                 (3) In the case of an election under Section 403, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

                 (4) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 501(h) or (i) is concerned, at any time during the period ending on the 91st day after the date of deposit (it being understood that this condition shall not be satisfied until the expiration of such period);

                 (5) Such defeasance or covenant defeasance shall not cause the Trustee for the Securities to have a conflicting interest in violation of and for purposes of the Trust Indenture Act with respect to any other securities of the Company or any Guarantor;

                 (6) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which it is bound;

                 (7) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;

                 (8) The Company shall have delivered to the Trustee an Opinion of Independent Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                 (9) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Securities or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others; and

                 (10) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent under this Indenture to either the defeasance under
Section 402 or the covenant defeasance under Section 403, as the case may be, have been complied with.

                 Opinions of Counsel or Opinions of Independent Counsel required to be delivered under this Section shall be in form and substance reasonably satisfactory to the Trustee and may have qualifications customary for opinions of the type required and counsel delivering such opinions may rely on certificates of the Company or government or other officials customary for opinions of the type required, which certificates shall be limited as to matters of fact, including that various financial covenants have been complied with.

     Section 405. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

                 Subject to the provisions of the last paragraph of Section 1003, all United States dollars and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 404 in respect of the Defeased Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (excluding the Company or any of its Affiliates acting as Paying Agent), as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                 The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is imposed, assessed or for the account of the Holders of the Defeased Securities.

                 Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any United States dollars or U.S. Government Obligations held by it as provided in Section 404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect defeasance or covenant defeasance.

     Section 406.    Reinstatement.

                 If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 402 or 403, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities and any Guarantor's obligations under any Guarantee shall be revived and reinstated, with present and prospective effect, as though no deposit had occurred pursuant to Section 402 or 403, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such United States dollars or U.S. Government Obligations in accordance with Section 402 or 403, as the case may be; provided, however, that if the Company makes any payment to the Trustee or Paying Agent of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Trustee or Paying Agent shall promptly pay any such amount to the Holders of the Securities and the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the United States dollars and U.S. Government Obligations held by the Trustee or Paying Agent.




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
                                  ARTICLE FIVE

                                    REMEDIES
     Section 501.    Events of Default.

                 "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (a) default in the payment of the principal of or premium, if any, when due and payable, on any of the Securities (at its Stated Maturity, upon optional redemption, required repurchase, scheduled principal payment or otherwise);

                 (b) default in the payment of an installment of interest on any of the Securities, when due and payable, continued for 30 days or more;

                 (c) the Company or any Guarantor fails to comply with any of its obligations described in Article Eight or in Sections 1011 or 1014 hereof;

                 (d) the Company or any Guarantor fails to perform or observe any other term, covenant or agreement contained in the Securities, the Guarantees or this Indenture (other than a default specified in (a), (b) or (c) above) for a period of 45 days after written notice of such failure requiring the Company to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of 25% in aggregate principal amount of the Securities then Outstanding;

                 (e) default or defaults under one or more agreements, indentures or instruments under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $20,000,000 individually or in the aggregate and either (i) such Indebtedness is already due and payable in full or (ii) such default or defaults results in the acceleration of the maturity of such Indebtedness;

                 (f) any Guarantee ceases to be in full force and effect or is declared null and void or any Guarantor denies that it has any further liability under any Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with the terms of this Indenture);

                 (g) one or more judgments, orders or decrees of any court or regulatory or administrative agency for the payment of money in excess of $20,000,000 either individually or in the aggregate shall have been rendered against the Company or any Restricted Subsidiary or any of their respective properties and shall not have been discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment, order or decree, by reason of a pending appeal or otherwise, shall not be in effect;

                 (h) there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Company, any Guarantor or any Material Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Company, any Guarantor or any Material Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Guarantor or any Material Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, any Guarantor or any Material Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their respective affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

                 (i) (i) the Company, any Guarantor or any Material Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) the Company, any Guarantor or any Material Subsidiary consents to the entry of a decree or order for relief in respect of the Company, such Guarantor or such Material Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) the Company, any Guarantor or any Material Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (iv) the Company, any Guarantor or any Material Subsidiary (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company, any Guarantor or such Material Subsidiary or of any substantial part of their respective properties, (2) makes an assignment for the benefit of creditors or
(3) admits in writing its inability to pay its debts generally as they become due, (v) a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official shall be appointed out of court with respect to the Company or any Material Subsidiary or any substantial part of their assets or properties or (vi) the Company, any Guarantor or any Material Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (i).

     Section 502.   Acceleration of Maturity; Rescission and Annulment.

         If an Event of Default (other than an Event of Default specified in Sections 501(h) and (i)) shall occur and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding, may, and the

Trustee at the request of such Holders, shall, declare all unpaid principal of, premium, if any, and accrued interest on all Securities to be due and payable, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in clause (h) or (i) of Section 501 occurs and is continuing, then all the Securities shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest, if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder. Thereupon, the Trustee may, at his or her discretion, proceed to protect and enforce the rights of the Holders of the Securities by appropriate judicial proceedings.

                 After such declaration of acceleration with respect to the Securities, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind such declaration if:

                 (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

                       (i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

                       (ii)  all overdue interest on all Outstanding Securities,

                       (iii) the principal of and premium, if any, on any
                 Outstanding Securities which have become due otherwise than by such declaration of acceleration and interest thereon at a rate borne by the Securities, and

                       (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; and

                 (b) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Securities that has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513. No such rescission shall affect any subsequent Default or impair any right consequent thereon.

     Section 503.    Collection of Indebtedness and Suits for Enforcement by
Trustee.

                 The Company and each Guarantor covenant that if




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                 (a)   default is made in the payment of any interest on any
Security when such interest becomes due and payable and such default continues for a period of 30 days, or

                 (b) default is made in the payment of the principal of or premium, if any, on any Security at the Stated Maturity thereof or otherwise,

the Company and such Guarantor will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                 If the Company or any Guarantor, as the case may be, fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any Guarantor or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Guarantor or any other obligor upon the Securities, wherever situated.

                 If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture or any Guarantee by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, including seeking recourse against any Guarantor pursuant to the terms of any Guarantee, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy, including, without limitation, seeking recourse against any Guarantor pursuant to the terms of a Guarantee, or to enforce any other proper remedy, subject however to Section 512. No recovery of any such judgment upon any property of the Company or any Guarantor shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

     Section 504.    Trustee May File Proofs of Claim.

                 In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor, including any Guarantor, upon




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the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                 (a) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                 (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

                 Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 505.    Trustee May Enforce Claims without Possession of
Securities.

                 All rights of action and claims under this Indenture, the Securities or the Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.




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     Section 506.    Application of Money Collected.

                 Any money collected by the Trustee pursuant to this Article or otherwise on behalf of the Holders or the Trustee pursuant to this Article or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                 FIRST:  To the payment of all amounts due the Trustee under
Section 607;

                 SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest; and
THIRD: The balance, if any, to the Person or Persons entitled thereto, including the Company, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

     Section 507.    Limitation on Suits.

                 No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                 (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                 (b) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee hereunder;

                 (c) such Holder or Holders have offered to the Trustee an indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

                 (d) the Trustee for 15 days after its receipt of such notice, request and offer (and if requested, provision) of indemnity has failed to institute any such proceeding; and




                                     76
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                 (e)   no direction inconsistent with such written request has
been given to the Trustee during such 15-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, any Security or any Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, any Security or any Guarantee, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

     Section 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

                 Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right based on the terms stated herein, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 309) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repurchase, on the Redemption Date or the repurchase date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

     Section 509.    Restoration of Rights and Remedies.

                 If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any Guarantor, any other obligor on the Securities, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     Section 510.    Rights and Remedies Cumulative.

                 No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.




                                     77
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     Section 511.    Delay or Omission Not Waiver.

                 No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     Section 512.    Control by Holders.

                 The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

                 (a) such direction shall not be in conflict with any rule of law or with this Indenture (including, without limitation, Section 507) or any Guarantee, expose the Trustee to personal liability, or be unduly prejudicial to Holders not joining therein; and

                 (b) subject to the provisions of Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Section 513.   Waiver of Past Defaults.

                 The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all Outstanding Securities waive any past Default hereunder and its consequences, except a Default

                 (a) in the payment of the principal of, premium, if any, or interest on any Security; or

                 (b) in respect of a covenant or a provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each Security Outstanding affected by such modification or amendment.

                 Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.




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
     Section 514.    Undertaking for Costs.

                 All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on, any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

     Section 515.    Waiver of Stay, Extension or Usury Laws.

                 Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, premium, if any, or interest on the Securities contemplated herein or in the Securities or which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 516.    Remedies Subject to Applicable Law.

                 All rights, remedies and powers provided by this Article Five may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Indenture are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.




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                                 ARTICLE SIX

                                 THE TRUSTEE

     Section 601.    Duties of Trustee.

                 Subject to the provisions of Trust Indenture Act Sections 315(a) through 315(d):

                 (a) if a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

                 (b)   except during the continuance of a Default or an Event of
Default:

                       (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee; and

                       (2) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture;

                 (c) the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                       (1) this Subsection (c) does not limit the effect of Subsection (b) of this Section 601;

                       (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                       (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith, in accordance with a direction of the Holders of a majority in principal amount of Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power confirmed upon the Trustee under this Indenture;



                                              80
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                 (d)   no provision of this Indenture shall require the
Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

                 (e) whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Subsections (a), (b), (c) and (d) of this Section 601; and

                 (f) the Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

     Section 602.    Notice of Defaults.

                 Within 30 days after a Responsible Officer of the Trustee receives notice of the occurrence of any Default, the Trustee shall transmit by mail to all Holders and any other Persons entitled to receive reports pursuant to Section 313(c) of the Trust Indenture Act, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

     Section 603.   Certain Rights of Trustee.

                 Subject to the provisions of Section 601 hereof and Trust Indenture Act Sections 315(a) through 315(d):

                 (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                 (c) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

                 (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby in compliance with such request or direction;

                 (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of the negligence, bad faith or willful misconduct of the Trustee;

                 (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation so requested by the Holders of not less than 25% in aggregate principal amount of the Securities Outstanding shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; provided, further, the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

                 (g) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate; and

                 (h) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.



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     Section 604.    Trustee Not Responsible for Recitals, Dispositions of
Securities or Application of Proceeds Thereof.

                 The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Guarantor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility and Qualification on Form T-1 to be supplied to the Company will be true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof nor shall the Trustee be responsible for any statement in any registration statement for the Securities under the Securities Act or responsible for the determination as to which beneficial owners are entitled to receive notices hereunder.

     Section 605.    Trustee and Agents May Hold Securities; Collections; etc.

                 The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent and, subject to Sections 608 and 613 hereof and Trust Indenture Act Sections 310 and 311, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent.

     Section 606.    Money Held in Trust.

                 All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Except for funds or securities deposited with the Trustee pursuant to Article Four, the Trustee shall be required to invest all moneys received by the Trustee, until used or applied as herein provided, in Cash Equivalents in accordance with the directions of the Company.

     Section 607.    Compensation and Indemnification of Trustee and Its Prior
Claim.

                 The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct. The Company also covenants and agrees to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any claim, loss, liability, tax, assessment or other governmental charge (other than taxes applicable to the Trustee's compensation hereunder) or expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 607 and also including any liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this Section 607 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for reasonable expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee and each predecessor Trustee.

     Section 608.   Conflicting Interests.

                 The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.

     Section 609.   Trustee Eligibility.

                 There shall at all times be a Trustee hereunder which shall be eligible to act as trustee under Trust Indenture Act Section 310(a) and which shall have a combined capital and surplus of at least $250,000,000, to the extent there is an institution eligible and willing to serve. If the Trustee does not have an office in The City of New York, the Trustee may appoint an agent in The City of New York reasonably acceptable to the Company to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of New York. If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 609, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance




                                       84
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with the provisions of this Section 609, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     Section 610.    Resignation and Removal; Appointment of Successor Trustee.

                 (a)   No resignation or removal of the Trustee and no

appointment of a successor trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor trustee under
Section 611.

                 (b) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice thereof to the Company no later than 20 Business Days prior to the proposed date of resignation. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors of the Company, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance by a successor trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint and prescribe a successor trustee.

                 (c) The Trustee may be removed at any time for any cause or for no cause by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

                 (d)   If at any time:

                       (1) the Trustee shall fail to comply with the provisions of Trust Indenture Act Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months,

                       (2)   the Trustee shall cease to be eligible under
                 Section 609 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                       (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation,




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then, in any case, (i) the Company by a Board Resolution may remove the
Trustee, or (ii) subject to Section 514, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

                 (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor trustee and shall comply with the applicable requirements of Section
611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, the Company has not appointed a successor Trustee, a successor trustee shall be appointed by the Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee. Such successor trustee so appointed shall forthwith upon its acceptance of such appointment become the successor trustee and supersede the successor trustee appointed by the Company. If no successor trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner hereinafter provided, the Holder of any Security who has been a bona fide Holder for at least six months may, subject to Section 514, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee.

                 (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office or agent hereunder.

     Section 611.    Acceptance of Appointment by Successor.

                 Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor trustee, upon payment of its charges pursuant to
Section 607 then unpaid, such retiring Trustee shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully




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
and certainly vesting in and confirming to such successor trustee all such rights and powers.

                 No successor trustee with respect to the Securities shall accept appointment as provided in this Section 611 unless at the time of such acceptance such successor trustee shall be eligible to act as trustee under the provisions of Trust Indenture Act Section 310(a) and this Article Six and shall have a combined capital and surplus of at least $250,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 609.

                 Upon acceptance of appointment by any successor trustee as provided in this Section 611, the Company shall give notice thereof to the Holders of the Securities, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the acceptance of appointment is substantially contemporaneous with the appointment, then the notice called for by the preceding sentence may be combined with the notice called for by Section 610. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

     Section 612.    Merger, Conversion, Consolidation or Succession to
Business.

                 Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture) shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under Trust Indenture Act Section 310(a) and this Article Six and shall have a combined capital and surplus of at least $250,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 609, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                 In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any




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predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     Section 613.    Preferential Collection of Claims Against Company.

                 If and when the Trustee shall be or become a creditor of the Company (or other obligor under the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

                                 ARTICLE SEVEN

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

     Section 701.    Company to Furnish Trustee Names and Addresses of Holders.

                 The Company will furnish or cause to be furnished to the Trustee

                 (a) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

                 (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished.

     Section 702.    Disclosure of Names and Addresses of Holders.

                 Holders may communicate pursuant to Trust Indenture Act
Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities, and the Trustee shall comply with Trust Indenture Act Section 312(b). The Company, the Trustee, the Security Registrar and any other Person shall have the protection of Trust Indenture Act Section 312(c). Further, every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Trust Indenture Act Section 312, regardless of the source from which such




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information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Act Section 312.

     Section 703.    Reports by Trustee.

                 (a) Within 60 days after May 15 of each year commencing with the first May 15 after the issuance of Securities, the Trustee, if so required under the Trust Indenture Act, shall transmit by mail to all Holders, in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15 in accordance with and with respect to the matters required by Trust Indenture Act Section 313(a). The Trustee shall also transmit by mail to all Holders, in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report in accordance with and with respect to the matters required by Trust Indenture Act Section 313(b)(2). (b)A copy of each report transmitted to Holders pursuant to this Section 703 shall, at the time of such transmission, be mailed to the Company and filed with each stock exchange, if any, upon which the Securities are listed and also with the Commission. The Company will notify the Trustee promptly if the Securities are listed on any stock exchange.

     Section 704.    Reports by Company and Guarantors.

                 The Company, and each Guarantor, as the case may be, shall:

                 (a) file with the Trustee, within 15 days after the Company or any Guarantor, as the case may be, is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company or any Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company or any Guarantor, as the case may be, is not required to file information, documents or reports pursuant to either of said Sections, then it shall (i) deliver to the Trustee annual audited financial statements of the Company and its Subsidiaries, prepared on a Consolidated basis in conformity with GAAP as then in effect, within 120 days after the end of each fiscal year of the Company, and (ii) file with the Trustee and, to the extent permitted by law, the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                 (b) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional




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
information, documents and reports with respect to compliance by the Company or any Guarantor, as the case may be, with the conditions and covenants of this Indenture as are required from time to time by such rules and regulations (including such information, documents and reports referred to in Trust Indenture Act Section 314(a)); and

                 (c) within 15 days after the filing thereof with the Trustee, transmit by mail to all Holders in the manner and to the extent provided in Trust Indenture Act Section 313(c), such summaries of any information, documents and reports required to be filed by the Company or any Guarantor, as the case may be, pursuant to Section 1019 hereunder and subsections (a) and (b) of this Section as are required by rules and regulations prescribed from time to time by the Commission.

                                 ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     Section 801. Company and Guarantors May Consolidate, etc., Only on Certain Terms.

                 (a) The Company will not, in any transaction or series of related transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons, and the Company will not permit any of the Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries (determined on a Consolidated basis for the Company and the Restricted Subsidiaries), to any other Person or Persons, unless at the time and after giving effect thereto (i) either (A)(1) if the transaction or transactions is a merger or consolidation involving the Company, the Company shall be the surviving Person of such merger or consolidation or (2) if the transaction or transactions is a merger or consolidation involving a Restricted Subsidiary, such Restricted Subsidiary shall be the surviving Person of such merger or consolidation, or (B)(1) the Person formed by such consolidation or into which the Company or such Restricted Subsidiary is merged or to which the properties and assets of the Company or such Restricted Subsidiary, as the case may be, substantially as an entirety, are transferred (any such surviving Person or transferee Person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and (2)(x) in the case of a transaction involving the Company, the Surviving Entity shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture and, in each case,




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the Securities and this Indenture shall remain in full force and effect, or (y)
in the case of a transaction involving a Restricted Subsidiary that is a Guarantor, the Surviving Entity shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of such Restricted Subsidiary under its Guarantee and this Indenture and, in each case, such Guarantee and Indenture shall remain in full force and effect; (ii) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, no Default shall have occurred and be continuing; and (iii) if the Company is then subject to Section 1008 hereof, the Company, or the Surviving Entity, as the case may be, immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 1008 hereof.

                 (b) No Guarantor (other than a Guarantor whose Guarantee is to be released in accordance with the terms of its Guarantee and this Indenture as provided in paragraph (b) of Section 1013 hereof) shall, in any transaction or series of related transactions, consolidate with or merge with or into another Person, whether or not such Person is affiliated with such Guarantor and whether or not such Guarantor is the Surviving Entity, unless (i) the Surviving Entity (if other than such Guarantor) is a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia; (ii) the Surviving Entity (if other than such Guarantor) expressly assumes by a supplemental indenture all the obligations of such Guarantor under its Guarantee and the performance and observance of every covenant of the Indenture and the Registration Rights Agreement to be performed or observed by such Guarantor and (iii) immediately after giving effect to such transaction or series of related transactions on a pro forma basis, no Default shall have occurred and be continuing.

                 (c) In connection with any consolidation, merger, transfer, lease or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, lease or other disposition and the supplemental indenture in respect thereof comply with the requirements under this Indenture. In addition, each Guarantor, unless it is the other party to the transaction or unless its Guarantee will be released and discharged in accordance with its terms as a result of the transaction, will be required to confirm, by supplemental indenture, that its Guarantee will continue to apply to the obligations of the Company or the Surviving Entity under this Indenture.

     Section 802.    Successor Substituted.

                 Upon any consolidation or merger of the Company or any Guarantor or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company or a Guarantor is not the continuing corporation, the successor corporation formed by such a consolidation or into which the Company or such Guarantor is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities, as the case may be, or such Guarantor, as the case may be, under the Indenture and the Guarantee of such Guarantor, as the case may be, with the same effect as if such successor corporation had been named as the Company or Guarantor, as the case may be, therein; and thereafter, except in the case of
(a) a lease or (b) any sale, assignment, conveyance, transfer, lease or other disposition to a Restricted Subsidiary of the Company or such Guarantor, the Company or such Guarantor, as the case may be, shall be discharged from all obligations and covenants under the Indenture and the Notes and/or the Guarantee of such Guarantor, as the case may be.

                                  ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

     Section 901. Supplemental Indentures and Agreements without Consent of Holders.

                 Without the consent of any Holders, the Company and the Guarantor, and any other obligor upon the Securities, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or agreements or other instruments with respect to the Indenture, the Securities or any Guarantee, in form and substance satisfactory to the Trustee, for any of the following purposes:

                 (a) to evidence the succession of another Person to the Company, any Guarantor or any other obligor upon the Securities, and the assumption by any such successor of the covenants of the Company or such Guarantor or obligor herein and in the Securities and in any Guarantee in accordance with Article Eight;

                 (b) to add to the covenants of the Company, any Guarantor or any other obligor upon the Securities for the benefit of the Holders, or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor upon the Securities, as applicable, herein, in the Securities or in any Guarantee;

                 (c) to cure any ambiguity, or to correct or supplement any provision herein or in any supplemental indenture, the Securities or any Guarantee which may be

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defective or inconsistent with any other provision herein or in the Securities or any Guarantee or to make any other provisions with respect to matters or questions arising under this Indenture, the Securities or the Guarantees; provided that, in each case, such provisions shall not materially adversely affect the interest of the Holders;

                 (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 905 hereof or otherwise;

                 (e)   to add a Guarantor pursuant to the requirements of
Section 1013 hereof or otherwise;

                 (f) to evidence and provide the acceptance of the appointment of a successor trustee hereunder; or

                 (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Company's or any Guarantor's Indenture Obligations, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise;

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel stating that such change, agreement or waiver does not materially adversely affect the legal rights of any Holder.

     Section 902.    Supplemental Indentures and Agreements with Consent of
Holders.

                 Except as permitted by Section 901, with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company, each Guarantor, if any, and the Trustee, the Company and each Guarantor (if a party thereto) when authorized by Board Resolutions, and the Trustee may (i) enter into an indenture or indentures supplemental hereto or agreements or other instruments with respect to any Guarantee in form and substance satisfactory to the Trustee, for the purpose of adding any provisions to or amending, modifying or changing in any manner or eliminating any of the provisions of this Indenture, the Securities or any Guarantee (including but not limited to, for the purpose of modifying in any manner the rights of the Holders under this Indenture, the Securities or any Guarantee) or (ii) waive compliance with any provision in this Indenture, the Securities or any Guarantee (other than waivers of past Defaults covered by Section 513 and waivers of covenants which are covered by
Section 1020); provided, however, that no such supplemental indenture, agreement or instrument shall, without the consent of the Holder of each Outstanding Security affected thereby:

                 (a) reduce the principal of or change the Stated Maturity of any Security, or alter the provisions with respect to the redemption or repurchase of the Notes in any manner adverse to the Holders of the Securities;

                 (b) reduce the rate of or change the time for payment of interest on any such Security;

                 (c) change the place or currency of payment of principal of (or premium) or interest on any such Security;

                 (d) modify any provisions of this Indenture relating to the waiver of past defaults (including Sections 513 and 1020) (other than to add sections of this Indenture or the Securities subject thereto) or the right of the Holders to institute suit for the enforcement of any payment on or with respect to any such Security or Guarantee in respect thereof or the modification and amendment provisions of this Indenture and the Securities (other than to add sections of this Indenture or the Securities which may not be amended, supplemented or waived without the consent of each Holder therein affected);

                 (e) modify any of the provisions of this Section 902 or reduce the percentage of the principal amount of outstanding Securities necessary for amendment to or waiver of compliance with any provision of this Indenture or the Securities or for waiver of any Default in respect thereof;

                 (f) waive a default in the payment of principal of, interest on, or redemption payment with respect to, the Securities (except a rescission of acceleration of the Securities by the Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration);

                 (g) modify the ranking or priority of any Security or the Guarantee in respect thereof of any Guarantor in any manner adverse to the Holders of the Securities;

                 (h) modify the provisions of Sections 1011 or 1014 or modify any of the provisions or definitions with respect thereto in a manner materially adverse to the Holders of Notes affected thereby otherwise than in accordance with this Indenture; or

                 (i) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with this Indenture.

                 Upon the written request of the Company and each Guarantor, if any, accompanied by a copy of Board Resolutions authorizing the execution of any such supplemental indenture or Guarantee, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company and each Guarantor in the execution of such supplemental indenture or Guarantee.

                 It shall not be necessary for any Act of Holders under this
Section 902 to approve the particular form of any proposed supplemental indenture or Guarantee or agreement or instrument relating to any Guarantee, but it shall be sufficient if such Act shall approve the substance thereof.

     Section 903.    Execution of Supplemental Indentures and Agreements.

                 In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Trust Indenture Act Sections 315(a) through 315(d) and Section 602 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate stating that the execution of such supplemental indenture, agreement or instrument (a) is authorized or permitted by this Indenture and
(b) does not violate the provisions of any agreement or instrument evidencing any other Indebtedness of the Company, any Guarantor or any other Restricted Subsidiary. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument which affects the Trustee's own rights, duties or immunities under this Indenture, any Guarantee or otherwise.

     Section 904.    Effect of Supplemental Indentures.

                 Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     Section 905.   Conformity with Trust Indenture Act.

                 Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

     Section 906.    Reference in Securities to Supplemental Indentures.

                 Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and each Guarantor and authenticated and delivered by the Trustee in exchange for Outstanding Securities.




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
     Section 907.    Notice of Supplemental Indentures.

                 Promptly after the execution by the Company, any Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.

     Section 908.    Revocation and Effects of Consents.

                 Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same Indebtedness as the consenting Holder's Security, even if a notation of the consent is not made on any Security. However, any such Holder, or subsequent Holder, may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver shall become effective in accordance with its terms and thereafter bind every Holder.

                                  ARTICLE TEN

                                   COVENANTS

     Section 1001.   Payment of Principal, Premium and Interest.

                 The Company shall duly and punctually pay the principal of, premium, if any, and interest on the Securities in accordance with the terms of the Securities and this Indenture.

     Section 1002.   Maintenance of Office or Agency.

                 The Company shall maintain an office or agency where Securities may be presented or surrendered for payment. The Company also will maintain in The City of New York an office or agency where Securities may be surrendered for registration of transfer, redemption or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location and any change in the location of any such offices or agencies. If at any time the Company shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the agent of the Trustee and the Company hereby appoints the Trustee such agent as its agent to receive all such presentations, surrenders, notices and demands.


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
                 The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

                 The Trustee shall initially act as Paying Agent for the Securities.

     Section 1003.   Money for Security Payments to Be Held in Trust.

                 If the Company or any of its Affiliates shall at any time act as Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

                 If the Company or any of its Affiliates is not acting as Paying Agent, the Company will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

                 If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                 (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on the Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                 (b) give the Trustee notice of any Default by the Company or any Guarantor (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest on the Securities;

                 (c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and




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                 (d)   acknowledge, accept and agree to comply in all aspects
with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

                 The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                 Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall promptly be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), and mail to each such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, publication and mailing, any unclaimed balance of such money then remaining will promptly be repaid to the Company.

     Section 1004.   Corporate Existence.

                 Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and related rights and franchises (charter and statutory) of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise or the corporate existence of any such Restricted Subsidiary if the Board of Directors of the Company shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Company and its Restricted Subsidiaries as a whole and that the loss thereof would not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Restricted Subsidiary or any of its assets in compliance with the terms of this Indenture.




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     Section 1005.   Payment of Taxes and Other Claims.

                 The Company shall pay or discharge or cause to be paid or discharged, on or before the date the same shall become due and payable, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries shown to be due on any return of the Company or any of its Restricted Subsidiaries or otherwise assessed or upon the income, profits or property of the Company or any of its Restricted Subsidiaries if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company or any Guarantor to perform any of their obligations hereunder and (b) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a Lien upon the property of the Company or any of its Restricted Subsidiaries, except for any Lien permitted to be incurred under Section 1012, if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company or any Guarantor to perform any of their obligations hereunder; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

     Section 1006.   Maintenance of Properties.

                 The Company shall cause all material properties owned by the Company and any of its Restricted Subsidiaries or used or held for use in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of the Company may be consistent with sound business practice and necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Company, desirable in the conduct of its business or the business of any of its Restricted Subsidiaries and not reasonably expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

     Section 1007.   Insurance.

                 The Company shall at all times keep all of its and its Restricted Subsidiaries' properties which are of an insurable nature insured with insurers, believed




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
by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in the same general geographic areas in which the Company and its Restricted Subsidiaries operate, except where the failure to do so could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or prospects of the Company and its Restricted Subsidiaries, taken as a whole.

     Section 1008.   Limitation on Indebtedness.

                 (a) The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume, issue, guarantee or in any manner become liable for or with respect to the payment of, contingently or otherwise (in each case, to "incur"), any Indebtedness (including any Acquired Indebtedness but excluding any Permitted Indebtedness); provided, however, that (i) the Company and any Guarantor may incur Indebtedness (including Acquired Indebtedness) and (ii) any Restricted Subsidiary may incur Acquired Indebtedness, if, in either case, immediately after giving pro forma effect thereto, the Consolidated Fixed Charge Coverage Ratio of the Company is at least equal to 2.00:1.

                 (b) Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following (collectively, "Permitted Indebtedness"):

                       (i) Indebtedness of the Company and Zale Delaware, Inc. under the Credit Facility in an aggregate principal amount at any one time outstanding not to exceed $325,000,000;

                       (ii) Indebtedness of the Company or any Guarantor under this Indenture, the Securities (including any Additional Securities) and the Guarantees;

                       (iii) Indebtedness of the Company or any Restricted
                 Subsidiary not otherwise referred to in this paragraph (b) that is outstanding on the Issue Date and is set forth on a schedule hereto;

                       (iv) Indebtedness of the Company or any Restricted Subsidiary in respect of performance bonds, bankers' acceptances, trade letters of credit of the Company or any Restricted Subsidiary and surety bonds provided by the Company or any Restricted Subsidiary in the ordinary course of business;

                       (v) Indebtedness of the Company owing to a Restricted Subsidiary; provided that any Indebtedness for borrowed money of the Company owing to a Restricted Subsidiary is made pursuant to an intercompany note in the form of Exhibit A attached hereto and is subordinated in accordance with provisions set




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
                 forth in the intercompany note attached hereto; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company not permitted by this clause (v);

                       (vi) Indebtedness of a Wholly-Owned Restricted Subsidiary or a Guarantor owing to the Company or another Wholly-Owned Restricted Subsidiary; provided that any such Indebtedness for borrowed money is made pursuant to an intercompany note in the form of Exhibit A attached hereto; provided, further, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than the Company or a Wholly- Owned Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (vi), and (b) any transaction pursuant to which any Wholly-Owned Restricted Subsidiary or Guarantor, as the case may be, which has Indebtedness owing to the Company or any other Wholly-Owned Restricted Subsidiary, ceases to be a Wholly-Owned Restricted Subsidiary or Guarantor, as the case may be, shall be deemed to be the incurrence of Indebtedness by such Wholly-Owned Restricted Subsidiary that is not permitted by this clause (vi);

                       (vii) Any guarantees of Indebtedness by a Restricted Subsidiary incurred in compliance with Section 1013 hereof;

                       (viii) Interest Rate Protection Obligations of the
                 Company or any Restricted Subsidiary covering Indebtedness of the Company or any Restricted Subsidiary (which Indebtedness is otherwise permitted to be incurred under this covenant) to the extent the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

                       (ix) Indebtedness of the Company or any Restricted Subsidiary under any Commodity Price Protection Agreements which do not increase the amount of obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in commodity prices or by reason of fees, indemnities and compensation payable thereunder;

                       (x) Indebtedness of the Company or any Restricted Subsidiary under Currency Agreements relating to (a) Indebtedness of the Company or any Restricted Subsidiary and/or (b) obligations to purchase or sell assets or properties, in each case, incurred in the ordinary course of business of the Company or any Restricted Subsidiary; provided, however, that such Currency Agreements do not increase the Indebtedness or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency





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                 exchange rates or by reason of fees, indemnities and
                 compensation payable thereunder;

                       (xi) Purchase Money Indebtedness (other than Indebtedness incurred in connection with an Asset Acquisition) and Capitalized Lease Obligations of the Company or any Restricted Subsidiary, together in an aggregate amount not exceeding $25,000,000 outstanding at any time;

                       (xii) (a) Indebtedness of the Company or any Guarantor to the extent the proceeds thereof are used to Refinance Indebtedness of the Company or any Guarantor or any Restricted Subsidiary referred to under clause (ii) or (iii) above and (b) Indebtedness of any Restricted Subsidiary used to Refinance Indebtedness of such Restricted Subsidiary referred to under clause (iii) above; provided, however, that, in the case of either clause (a) or (b), the principal amount of Indebtedness incurred pursuant to this clause (xii) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so Refinanced (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness, plus any accreted value attributable thereto since the original issuance of such Indebtedness), plus the amount of any premium required to be paid in connection with such Refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Company or a Restricted Subsidiary, as applicable, as necessary to accomplish such Refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection with such Refinancing; and

                       (xiii) in addition to the items referred to in clauses
                 (i) through (xii) above, additional Indebtedness of the Company and the Restricted Subsidiaries not to exceed an aggregate principal amount at any time outstanding of $25,000,000.

                 For purposes of determining compliance with this Section 1008, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this covenant, the Company in its sole discretion shall classify such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types.

                 After the Securities have been assigned an Investment Grade Rating by both Rating Agencies, and notwithstanding that the Securities may later cease to have an Investment Grade Rating, the Company and the Restricted Subsidiaries will not be


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
subject to the provisions of this Section 1008; provided, that no Default has occurred and is continuing at the time the Securities have been assigned such rating.

     Section 1009.   Limitation on Restricted Payments.

                 (a) The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly:

                 (i) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary (other than dividends or distributions made to the Company or a Restricted Subsidiary and dividends and distributions payable solely in Capital Stock of the Company (other than Redeemable Capital Stock) or in options, warrants or rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock) or dividends and distributions made by a Restricted Subsidiary on a pro rata basis to all stockholders of such Restricted Subsidiary); or

                 (ii) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any Affiliate of the Company (other than any such Capital Stock owned by the Company or a Restricted Subsidiary that is a Guarantor); or

                 (iii) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness (other than any Subordinated Indebtedness owed to and held by the Company or a Restricted Subsidiary that is a Guarantor); or

                 (iv)  make any Investment (other than a Permitted Investment)

(such payments or Investments (other than an exception thereto) described in the preceding clauses (i), (ii), (iii) and (iv) are collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than in cash, shall be the Fair Market Value of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution):

                 (A) no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an "event of default" under the terms of any Indebtedness of the Company or its Restricted Subsidiaries;

                 (B) the aggregate amount of all Restricted Payments declared or made from and after the Issue Date and all Designation Amounts would not exceed the sum of (1) 50% of cumulative Consolidated Net Income of the Company during the period (treated as one accounting period) beginning on the first day of the fiscal quarter beginning after the Issue Date and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment for which consolidated financial information of the Company is available (or, if such cumulative Consolidated Net Income of the Company for such period shall be a loss, minus 100% of such loss), plus
        (2) the aggregate Net Cash Proceeds received by the Company either (x) as capital contributions to the Company increasing its common equity after the Issue Date or (y) from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock but including Capital Stock issued upon the conversion of convertible Indebtedness in exchange for outstanding Indebtedness of the Company issued after the Issue Date or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock)) of the Company to any Person (other than to a Subsidiary of the Company) after the Issue Date (excluding the Net Cash Proceeds from any issuance and sale of Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid), plus (3) without duplication of any amounts included in clause (1) above, in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount (to the extent not included in Consolidated Net Income) equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment which was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus (4) without duplication of any amounts included in clause (1) above so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with Section 1017 hereof, the Fair Market Value of the Company's interest in such Restricted Subsidiary; provided, however, that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary at the time of its Designation; and

                 (C) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 1008 hereof.

                 (b) None of the foregoing provisions of this covenant will prohibit or restrict (i) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the provisions of this

Indenture; (ii) so long as no Default shall have occurred and be continuing or would arise therefrom, the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Company to any Person (other than to a Subsidiary); provided, however, that any such Net Cash Proceeds and the value of any Capital Stock issued in exchange for such retired Capital Stock are excluded from clause
(B)(2) of the preceding paragraph; (iii) so long as no Default shall have occurred and be continuing or would arise therefrom, any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness made by exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issue and sale of (A) Capital Stock (other than Redeemable Capital Stock) of the Company to any Person (other than to a Subsidiary); provided, however, that any such Net Cash Proceeds and the value of any Capital Stock issued in exchange for Subordinated Indebtedness are excluded from clause (B)(2) of the preceding paragraph or (B) Indebtedness of the Company or any Guarantor so long as such Indebtedness (1) is subordinated to the Securities or the Guarantee of such Guarantor, as the case may be, at least to the same extent as the Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired and (2) does not have a Stated Maturity earlier than the Stated Maturity for the Subordinated Indebtedness being redeemed, repurchased or otherwise acquired or retired; (iv) so long as no Default shall have occurred and be continuing, any purchase, redemption or other acquisition or retirement for value of any Capital Stock (including any option, warrant or right to purchase Capital Stock) (other than Redeemable Capital Stock) of the Company for purposes of making contributions of such Capital Stock of the Company to employees or directors of the Company or its Subsidiaries pursuant to any employee benefit, stock purchase or similar plan; (v) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Capital Stock (or warrants or options convertible into or exchangeable for such Capital Stock) of the Company held by any future, present or former employee, director or consultant of the Company or any Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate amount of Restricted Payments made pursuant to this clause (v) does not exceed in any calendar year $5,000,000 (with the unused amount in any calendar year being carried over to succeeding calendar years subject to a maximum of $10,000,000 in any calendar year); (vi) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with an Asset Sale or Asset Acquisition that complies with the provisions of this Indenture; (vii) repurchases of Capital Stock (or warrants or options convertible into or exchangeable for such Capital Stock) deemed to occur upon exercise of stock options to the extent that shares of such Capital Stock (or warrants or options convertible into or exchangeable for such Capital Stock) represent a portion of the exercise price of such options; and (viii) any declaration of a dividend in connection with implementation of any stockholders' right plan, or the issuance of rights, stock or other property under any such plan, or the redemption, repurchase or other acquisition of any such rights pursuant thereto. In computing the amount of Restricted Payments previously made for purposes of clause (B) of the preceding paragraph, Restricted Payments (to the extent not otherwise included therein) under the immediately preceding clauses (i), (iv), (v), (vi) and (vii) shall be included.

                 After the Securities have been assigned an Investment Grade Rating by both Rating Agencies, and notwithstanding that the Securities may later cease to have an Investment Grade Rating, the Company and the Restricted Subsidiaries will not be subject to the provisions of this Section 1009; provided that no Default has occurred and is continuing at the time the Securities have been assigned such rating.

     Section 1010.   Limitation on Transactions with Affiliates.

                 The Company will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into any transaction or series of related transactions with, or for the benefit of, any of their respective Affiliates or any officer or director of the Company or any Subsidiary (each, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is entered into in good faith and on terms that are no less favorable to the Company or the Restricted Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from Persons who do not have such a relationship and (ii) with respect to any Affiliate Transaction or series of Affiliate Transactions involving aggregate payments or value equal to or greater than $5,000,000, the Company shall have delivered an Officer's Certificate to the Trustee certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with the preceding clause (i) and, with respect to any Affiliate Transaction or series of Affiliate Transactions involving aggregate payments or value equal to or greater than $10,000,000, further certifying that (a) such Affiliate Transaction or series of Affiliate Transactions has been approved by a majority of the Board of Directors of the Company, including a majority of the Disinterested Directors of the Board of Directors of the Company or (b) the Company has received a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transactions or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to the Company or such Restricted Subsidiary from a financial point of view.

                 Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among the Company and its Wholly-Owned Restricted Subsidiaries; (ii) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company or any Restricted Subsidiary entered into in

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the ordinary course of business (including customary benefits thereunder) and payments under any indemnification arrangements permitted by applicable law;
(iii) any dividends made in compliance with Section 1009 hereof; (iv) loans and advances to officers, directors, employees and consultants of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business; (v) transactions with or by any Accounts Receivable Subsidiary made in the ordinary course of business and transactions related to any proprietary credit card issued by or for the benefit of the Company or an Affiliate of the Company in the ordinary course of business; (vi) any agreement or Affiliate Transactions as in effect on the Issue Date and any transaction contemplated thereby; and
(vii) tax sharing agreements between the Company and any of its Subsidiaries providing for the payment by such Subsidiary of an amount equal to the hypothetical United States tax liability of the Subsidiary as if such Subsidiary had filed its own U.S. federal tax return for any given taxable year.

                 After the Securities have been assigned an Investment Grade Rating by both Rating Agencies, and notwithstanding that the Securities may later cease to have an Investment Grade Rating, the Company and the Restricted Subsidiaries will not be subject to the provisions of this Section 1010; provided that no Default has occurred and is continuing at the time the Securities have been assigned such rating.

     Section 1011.   Disposition of Proceeds of Asset Sales.

                 (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale, unless
(i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and (ii) at least 75% of such consideration consists of cash or Cash Equivalents. The amount of any (i) Indebtedness of a Restricted Subsidiary that is not a Guarantor that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries (and excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale) and (ii) notes or other similar obligations received by the Company or any Restricted Subsidiary from such transferee that are immediately converted, sold or exchanged (or are converted, sold or exchanged within thirty days of the related Asset Sale) by the Company or the Restricted Subsidiaries into cash shall be deemed to be cash, in an amount equal to the Net Cash Proceeds realized upon such conversion, sale or exchange for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries.

                 (b) If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any Senior
Indebtedness (other than the

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Securities), Senior Guarantor Indebtedness (other than the Guarantees) or
Indebtedness of a Wholly-Owned Restricted Subsidiary outstanding as required by the terms thereof, or the Company determines not to apply such Net Cash Proceeds to the permanent repayment of the Senior Indebtedness (other than the Securities), Senior Guarantor Indebtedness (other than the Guarantees) or Indebtedness of a Wholly-Owned Restricted Subsidiary, or if no Senior Indebtedness (other than the Securities), Senior Guarantor Indebtedness (other than the Guarantees) or Indebtedness of a Wholly-Owned Restricted Subsidiary is outstanding, then the Company or a Restricted Subsidiary may, within 365 days of such Asset Sale, invest the Net Cash Proceeds in capital expenditures, properties and other assets that replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the business of the Company or its Restricted Subsidiaries existing on the date hereof or in businesses reasonably related thereto.

                 (c) To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied within 365 days of such Asset Sale as described in the immediately preceding paragraph (such Net Cash Proceeds, the "Unutilized
Net Cash Proceeds"), the Company will apply the Unutilized Net Cash Proceeds to the repayment of the Securities and any other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness as follows: (A) the Company shall, within 20 days after such 365th day, make an offer to purchase (the "Asset Sale Offer") all outstanding Securities in the maximum principal amount (expressed as a multiple of $1,000) of Securities that may be purchased out of an amount (the "Security Amount") equal to the product of such Unutilized Net Cash Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Securities, and the denominator of which is the sum of the outstanding principal amount of the Securities and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Securities tendered) and (B) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company will make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Unutilized Net Cash Proceeds over the Security Amount; provided that in no event will the Company be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price (the "Offered Price") for the Securities will be payable in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth herein. Notwithstanding the above, the Asset Sale Offer may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $10,000,000, at which time the entire amount of such Unutilized Net

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Cash Proceeds, and not just the amount in excess of $10,000,000, shall be applied as required pursuant to this paragraph.

                 (d) With respect to any Asset Sale Offer effected pursuant to this covenant, among the Securities, to the extent the aggregate principal amount of Securities and Pari Passu Indebtedness tendered pursuant to such Asset Sale Offer exceeds the Unutilized Net Cash Proceeds to be applied to the repurchase, such Securities shall be purchased pro rata based on the aggregate principal amount of such Securities and Pari Passu Indebtedness tendered by each holder. To the extent the aggregate Offered Price of the Securities tendered pursuant to the Asset Sale Offer is less than the Security Amount relating thereto or the aggregate principal amount of Pari Passu Indebtedness that is purchased in a Pari Passu Offer is less than the Pari Passu Debt
Amount, the Company may retain and utilize any portion of the Unutilized Net Cash Proceeds not applied to repurchase the Securities and Pari Passu Indebtedness for any purpose consistent with the other terms of this Indenture. Upon the completion of the purchase of all the Securities tendered pursuant to an Asset Sale Offer and the completion of a Pari Passu Offer, the amount of Unutilized Net Cash Proceeds, if any, shall be reset at zero.

                 (e) If the Company becomes obligated to make an Asset Sale Offer pursuant to this Section, the Securities and the Pari Passu Indebtedness shall be purchased by the Company, at the option of the holders thereof, in whole or in part in integral multiples of $1,000, on a date (the "Offer Date") that is not earlier than 45 days and not later than 60 days from the date the notice of the Asset Sale Offer is given to holders, or such later date as may be necessary for the Company to comply with the requirements of the Exchange Act.

                 (f) In the event that the Company makes an Asset Sale Offer, the Company shall comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act, and any other applicable securities laws or regulations and any applicable requirements of any securities exchange on which the Securities are listed, and any violation of the provisions of this Indenture relating to such Asset Sale Offer occurring as a result of such compliance shall not be deemed a Default or an Event of Default.

                 (g) Subject to paragraph (f) above, within 20 days after the date on which the amount of Unutilized Net Cash Proceeds equals or exceeds $10,000,000, the Company shall send or cause to be sent by first-class mail, postage prepaid, to the Trustee and to each Holder, at his address appearing in the Security Register, a notice stating or including:

                       (1) that the Holder has the right to require the Company to repurchase, subject to proration, such Holder's Securities at the Offered Price;




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
                       (2)   the Offer Date;

                       (3) the instructions a Holder must follow in order to have his Securities purchased in accordance with paragraph
                 (c) of this Section;

                       (4) (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8- K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials (or corresponding successor reports) (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required pursuant to Section 1020),
                 (ii) a description of material developments, if any, in the Company's business subsequent to the date of the latest of such Reports, (iii) if material, appropriate pro forma financial information, and (iv) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision regarding the Asset Sale Offer;

                       (5)   the Offered Price;

                       (6) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 1002;

                       (7) that Securities must be surrendered prior to the Offer Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 1002 to collect payment;

                       (8) that any Securities not tendered will continue to accrue interest and that unless the Company defaults in the payment of the Offered Price, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Offer Date;

                       (9)   the procedures for withdrawing a tender; and

                       (10) that the Offered Price for any Security which has been properly tendered and not withdrawn and which has been accepted for payment pursuant to the Asset Sale Offer will be paid promptly following the Offer Date.

                 (h) Holders electing to have Securities purchased hereunder will be required to surrender such Securities at the address specified in the notice on or prior to the Offer Date. Holders will be entitled to withdraw their election to have their Securities




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
purchased pursuant to this Section 1013 if the Company receives, not later than the Offer Date, a telegram, telex, facsimile transmission or letter setting forth (1) the name of the Holder, (2) the certificate number of the Security in respect of which such notice of withdrawal is being submitted, (3) the principal amount of the Security (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which his election is to be withdrawn, (4) a statement that such Holder is withdrawing his election to have such principal amount of such Security purchased, and (5) the principal amount, if any, of such Security (which shall be $1,000 or an integral multiple thereof) that remains subject to the original notice of the Asset Sale Offer and that has been or will be delivered for purchase by the Company.

                 (i) The Company shall (i) not later than the Offer Date, accept for payment Securities or portions thereof tendered pursuant to the Asset Sale Offer, (ii) not later than 10:00 a.m. (New York time) on the Business Day following the Offer Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the Offer Date) sufficient to pay the aggregate Offered Price of all the Securities or portions thereof which are to be purchased on that date and (iii) not later than 10:00 a.m. (New York time) on the Business Day following the Offer Date, deliver to the Paying Agent an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Offered Price of the Securities purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. For purposes of this Section 1011, the Company shall choose a Paying Agent which shall not be the Company.

                 Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Offered Price; provided, however, that (x) to the extent that the aggregate amount of cash deposited by the Company with the Trustee in respect of an Offer exceeds the aggregate Offered Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Offer Date the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon.

                 (j) Securities to be purchased shall, on the Offer Date, become due and payable at the Offered Price and from and after such date (unless the Company shall default in the payment of the Offered Price) such Securities shall cease to bear interest. Such Offered Price shall be paid to such Holder promptly following the later of the Offer

Date and the time of delivery of such Security to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Company at the Offered Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Offer Date shall be payable to the Person in whose name the Securities (or any Predecessor Securities) is registered as such on the relevant Regular Record Dates according to the terms and the provisions of
Section 309; provided, further, that Securities to be purchased are subject to proration in the event the Unutilized Net Cash Proceeds are less than the aggregate Offered Price of all Securities tendered for purchase, with such adjustments as may be appropriate by the Trustee so that only Securities in denominations of $1,000 or integral multiples thereof, shall be purchased. If any Security tendered for purchase shall not be so paid upon surrender thereof by deposit of funds with the Trustee or a Paying Agent in accordance with paragraph (h) above, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Offer Date at the rate borne by such Security. Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar or the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Offer Date.

                 (k) After the Securities have been assigned an Investment Grade Rating by both Rating Agencies, and notwithstanding that the Securities may later cease to have an Investment Grade Rating, the Company and the Restricted Subsidiaries will not be subject to the provisions of this Section 1011; provided, that no Default has occurred and is continuing at the time the Securities have been assigned such rating.

     Section 1012.   Limitation on Liens.

                 The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur or assume, any Lien of any kind (other than Permitted Liens), upon any of its property or assets, whether now owned or acquired after the Issue Date, or any proceeds therefrom, or assign or convey any right to receive income therefrom to secure either (i) Subordinated Indebtedness, unless the Securities, in the case of the Company, and the Guarantees, in the case of a Restricted Subsidiary that is a Guarantor, are secured by a Lien on such property, assets or proceeds that is senior in priority to the Liens securing such Subordinated Indebtedness or (ii) any other




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Indebtedness, unless the Securities and the Guarantees, in the case of a
Restricted Subsidiary that is a Guarantor, are equally and ratably secured thereby.

     Section 1013.   Limitation on Guarantees by Restricted Subsidiaries.

                 (a) The Company will not cause or permit any of the Restricted Subsidiaries, directly or indirectly, to guarantee the payment of any Indebtedness of the Company or any Restricted Subsidiary ("Other Indebtedness"), except for guarantees to suppliers, lessors, licensees, contractors, franchisees or customers incurred in the ordinary course of business, unless such Restricted Subsidiary (A) is a Guarantor or (B) simultaneously executes and delivers a supplemental indenture to this Indenture pursuant to which it will become a Guarantor hereunder; provided, however, that if such Other Indebtedness is (i) Indebtedness that is ranked pari passu in right of payment with the Securities or the Guarantee of such Restricted Subsidiary, as the case may be, the Guarantee of such Restricted Subsidiary shall be pari passu in right of payment with the guarantee of the Other Indebtedness; or (ii) Subordinated Indebtedness, the Guarantee of such Restricted Subsidiary shall be senior in right of payment to the guarantee of the Other Indebtedness (which guarantee of such Subordinated Indebtedness shall provide that such guarantee is subordinated to the Guarantees of such Restricted Subsidiary to the same extent and in the same manner as the other Indebtedness is subordinated to the Securities or the Guarantee of such Restricted Subsidiary, as the case may be).

                 (b) Notwithstanding the above, any Guarantee by a Restricted Subsidiary of the Securities shall provide by its terms that it (and all Liens securing the same) shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Capital Stock of such Restricted Subsidiary held by the Company, or all or substantially all the assets of such Restricted Subsidiary, which transaction is in compliance with the terms of this Indenture and in which such Restricted Subsidiary is released from all guarantees, if any, by it of Other Indebtedness of the Company or any Restricted Subsidiaries or (ii) (with respect to any Guarantees created after the date of this Indenture) the release by the holders of the Indebtedness of the Company described above of their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at a time when (A) no Other Indebtedness of the Company has been guaranteed by such Restricted Subsidiary or (B) the holders of all such Other Indebtedness which is guaranteed by such Restricted Subsidiary also release their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness).

     Section 1014. Purchase of Securities upon a Change of Control Triggering Event.

                 (a) If a Change of Control Triggering Event shall occur at any time (the date of such occurrence being the "Change of Control Date"), then each Holder shall have




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the right to require that the Company purchase such Holder's Securities in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Securities, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below in this Section 1014 (the "Change of Control Offer") and in accordance with the other procedures set forth in subsections (b), (c),
(d), (e), (f) and (g) of this Section 1014.

                 (b) Within 20 days after the Change of Control Date, the Company shall notify the Trustee thereof and give written notice (a "Change of Control Purchase Notice") of such Change of Control to each Holder by first-class mail, postage prepaid, at his address appearing in the Security Register, stating among other things:

                       (1) that a Change of Control has occurred, the date of such event, and that such Holder has the right to require the Company to repurchase such Holder's Securities at the Change of Control Purchase Price;

                       (2) the circumstances and relevant facts regarding such Change of Control (including but not limited to information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

                       (3) (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8- K of the Company filed subsequent to such Quarterly Report (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required to be prepared by the Company and any Guarantor pursuant to Section 1018), (ii) a description of material developments, if any, in the Company's business subsequent to the date of the latest of such reports and (iii) such other information, if any, concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed investment decision regarding the Change of Control Offer;

                       (4) that the Change of Control Offer is being made pursuant to this Section 1014 and that all Securities properly tendered pursuant to the Change of Control Offer will be accepted for payment at the Change of Control Purchase Price;

                       (5) the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date




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
                 such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act;

                       (6)   the Change of Control Purchase Price;

                       (7) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 1002;

                       (8) that Securities must be surrendered prior to the Change of Control Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 1002 to collect payment;

                       (9) that the Change of Control Purchase Price for any Security which has been properly tendered and not withdrawn will be paid promptly following the Change of Control Offer Purchase Date;

                       (10) the procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance;

                       (11) that any Security not tendered will continue to accrue interest; and

                       (12) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date.

                 (c) Upon receipt by the Company of the proper tender of Securities, the Holder of the Security in respect of which such proper tender was made shall (unless the tender of such Security is properly withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Security. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Company at the Change of Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of
Section 309. If any Security tendered for purchase in accordance with the provisions of this Section 1014 shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Security. Holders electing to have Securities purchased will be required to surrender such Securities to the Paying Agent at the address specified in the Change of Control Purchase Notice on or prior to the Change of Control Purchase Date. Any Security that is to be

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purchased only in part shall be surrendered to a Paying Agent at THE office of such Paying Agent (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

                 (d) The Company shall (i) not later than the Change of Control Purchase Date, accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) not later than 10:00 a.m. (New York time) on the Business Day following the Change of Control Purchase Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the Change of Control Purchase Date) sufficient to pay the aggregate Change of Control Purchase Price of all the Securities or portions thereof which are to be purchased as of the Change of Control Purchase Date and
(iii) not later than 10:00 a.m. (New York time) on the Business Day following the Change of Control Purchase Date, deliver to the Paying Agent an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price of the Securities purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date. For purposes of this Section 1014, the Company shall choose a Paying Agent which shall not be the Company.

                 (e) A tender made in response to a Change of Control Purchase Notice may be withdrawn if the Company receives, not later than one Business
Day prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter, specifying, as applicable:

                       (1)   the name of the Holder;

                       (2) the certificate number of the Security in respect of which such notice of withdrawal is being submitted;

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                       (3)   the principal amount of the Security (which shall
                 be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted;

                       (4) a statement that such Holder is withdrawing his election to have such principal amount of such Security purchased; and

                       (5) the principal amount, if any, of such Security (which shall be $1,000 or an integral multiple thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

                 (f) Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price; provided, however, that, (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (ii) of paragraph (d) above exceeds the aggregate Change of Control Purchase Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.

                 (g) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other applicable securities laws or regulations and any applicable requirements of any securities exchange on which the Securities are listed, in connection with the repurchase of Securities pursuant to a Change of Control Offer, and any violation of the provisions of this Indenture relating to such Change of Control Offer occurring as a result of such compliance, shall not be deemed a Default or Event of Default hereunder.

     Section 1015.   Restrictions on Preferred Stock of Restricted Subsidiaries.

                 (a) The Company will not sell, and will not cause or permit any of the Restricted Subsidiaries to issue, sell or transfer, any Preferred Stock of any Restricted Subsidiary (other than (i) to the Company or to a Wholly-Owned Restricted Subsidiary and (ii) Preferred Stock issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary, (B) such Person merges with or into a Restricted Subsidiary or (C) a Restricted Subsidiary merges with or into such Person; provided that such Preferred Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C)).

                 (b) The Company will not permit any Person (other than the Company or a Wholly-Owned Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary except upon the acquisition of all of the outstanding Capital Stock of such Restricted Subsidiary in accordance with the terms of this Indenture.

                 (c) After the Securities have been assigned an Investment Grade Rating by both Rating Agencies, and notwithstanding that the Securities may later cease to have an Investment Grade Rating, the Company and the Restricted Subsidiaries will not be subject to the provisions of this Section 1015; provided, that no Default has occurred and is continuing at the time the Securities have been assigned such rating.

     Section 1016. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

                 (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause, or enter into any agreement with any Person that would cause to become effective, any consensual encumbrance or restriction of any kind, on the ability of any Restricted Subsidiary to (i) pay dividends, in cash or otherwise, or make any other distribution on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, to the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to, or guarantee any Indebtedness or other obligations of, the Company or any other Restricted Subsidiary or (iv) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except any encumbrance or restriction (A) with respect to a Restricted Subsidiary that is not a Restricted Subsidiary on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary (but not created in contemplation thereof); provided, however, that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary, or the properties or assets of the Company or any Restricted Subsidiary, other than such Person; (B) arising as a result of customary non-assignment provisions in leases entered into in the ordinary course of business; (C) existing under any agreement governing the terms of or otherwise arising as a result of Purchase Money Indebtedness (other than Indebtedness incurred to finance an Asset Acquisition) for property acquired in the ordinary course of business that only imposes encumbrances and restrictions on the property so acquired; (D) contained in any agreement for the sale or disposition of the Capital Stock or assets of any Restricted Subsidiary; provided, however, that such encumbrances and restrictions described in this clause (D) are only applicable to such Restricted Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with Section 1011 hereof to the extent applicable thereto; (E) existing under any agreement that Refinances the agreements containing the encumbrance or restrictions in the foregoing clause (A); provided, however, that the terms and conditions of any such restrictions permitted under this clause (E) are not materially less favorable to the holders

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of the Securities than those under or pursuant to the agreement evidencing the
Indebtedness Refinanced;  or (F) in existence as a result of applicable law.

                 (b) After the Securities have been assigned an Investment Grade Rating by both Rating Agencies, and notwithstanding that the Securities may later cease to have an Investment Grade Rating, the Company and the Restricted Subsidiaries will not be subject to the provisions of this Section 1016; provided, that no Default has occurred and is continuing at the time the Securities have been assigned such rating.

     Section 1017.   Limitation on Designations of Unrestricted Subsidiaries.

                 (a) The Company may designate after the Issue Date any Subsidiary (other than a Guarantor) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

                       (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

                       (ii) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of Section 1009 in an amount (the "Designation Amount") equal to the greater of (1) the net book value of the Company's interest in such Subsidiary calculated in accordance with GAAP or (2) the Fair Market Value of the Company's interest in such Subsidiary as determined in good faith by the Company's Board of Directors;

                       (iii) if the Company is then subject to Section 1008
                 hereof, the Company would be permitted under the Indenture to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1008 at the time of such Designation (assuming the effectiveness of such Designation); and

                       (iv) such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary.

In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 1009 hereof for all purposes of this Indenture in the Designation Amount.

                 (b) (i) The Company shall not and shall not cause or permit any Restricted Subsidiary to at any time (x) provide credit support for, or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) (other than




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Permitted Investments in Unrestricted Subsidiaries) or (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary and (ii) no Unrestricted Subsidiary shall at any time guarantee or otherwise provide credit support for any obligation of the Company or any Restricted Subsidiary. For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Subsidiaries of such Subsidiary.

                 (c) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

                       (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

                       (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture;

                       (iii) if the Company is then subject to Section 1008
                 hereof, unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Indebtedness), immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to
                 Section 1008 hereof; and

                       (iv) any transaction (or series of related transactions) between such Subsidiary and any of its Affiliates that occurred while such Subsidiary was an Unrestricted Subsidiary would be permitted by Section 1010 hereof as if such transaction (or series of related transactions) had occurred at the time of such Revocation.

                 (d) All Designations and Revocations must be evidenced by Board Resolutions of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

                 (e) After the Securities have been assigned an Investment Grade Rating by both Rating Agencies, and notwithstanding that the Securities may later cease to have an Investment Grade Rating, the Company and the Restricted Subsidiaries will not be subject to the provisions of this Section 1017; provided, that no Default has occurred and is continuing at the time the Securities have been assigned such rating.




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     Section 1018.   Reporting Requirements.

                 The Company and each Guarantor will file with the Commission, the Trustee and the Initial Purchasers, the annual reports, quarterly reports and other documents required to be filed with the Commission pursuant to Sections 13 and 15 of the Exchange Act, whether or not the Company or such Guarantor has a class of securities registered under the Exchange Act, such documents to be filed with the Commission on or prior to the date (the "Required Filing Date") by which the Company and each Guarantor would have been required so to file such document if the Company and such Guarantor were so subject. The Company and each Guarantor will also in any event (x) within 15 days of each Required Filing Date file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company and each Guarantor would have been required to file with the Commission pursuant to Sections 13 or 15 of the Exchange Act if the Company and such Guarantor were subject to either of such Sections and (y) if filing such documents by the Company and such Guarantor with the Commission is not permitted under the Exchange Act, (i) within 15 days of each Required Filing Date, transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holder, copies of the annual reports, quarterly reports and other documents which the Company and each Guarantor would have been required to file with the Commission pursuant to Sections 13 or 15 of the Exchange Act if the Company and such Guarantor were subject to either of such Sections, and (ii) promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any Holder or prospective Holder at the Company's cost. If any Guarantor's or other Subsidiaries' financial statements would be required to be included in the financial statements filed or delivered pursuant hereto if the Company were subject to Sections 13 or 15 of the Exchange Act, the Company shall include such Guarantor's or other Subsidiaries' financial statements in any filing or delivery pursuant hereto.

     Section 1019.   Statement by Officers as to Default.

                 (a) The Company and the Guarantors will deliver to the Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year of the Company ending after the date hereof, a written statement signed by two executive officers of the Company and each Guarantor, one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of the Company and such Guarantor, as to compliance herewith, including whether or not, after a review of the activities of the Company during such year or such quarter and of the Company's and each Guarantor's performance under this Indenture, to the best knowledge, based on such review, of the signers thereof, the Company and each Guarantor have fulfilled all of their respective obligations and are in compliance with all conditions and covenants under this Indenture throughout such year or quarter, as the case may be, and, if there has been a Default specifying each Default




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and the nature and status thereof and any actions being taken by the Company and the Guarantors with respect thereto.

                 (b) When any Default or Event of Default, or event which after notice or lapse of time or both would become an Event of Default, has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company and the Guarantors shall deliver to the Trustee by registered or certified mail or facsimile transmission followed by hard copy an Officers' Certificate specifying such Default, Event of Default, notice or other action, the status thereof and what actions the Company and the Guarantors are taking or propose to take with respect thereto, within five Business Days of its occurrence.

     Section 1020.   Waiver of Certain Covenants.

                 The Company and the Guarantors may omit in any particular instance to comply with any covenant or condition set forth in Sections 1006 through 1010, 1012, 1013, and 1015 through 1018, if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding shall, by Act of such Holders, waive such compliance in such instance with such covenant or provision, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

     Section 1101.   Rights of Redemption.

                 The Securities are subject to redemption at any time on or after October 1, 2002, at the option of the Company, in whole or in part, subject to the conditions, and at the Redemption Prices, specified in the form of Security, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant Regular Record Dates and Special Record Dates to receive interest due on relevant Interest Payment Dates and Special Payment Dates).

                 In addition, at any time or from time to time on or prior to October 1, 2000, the Company may, at its option, use all or any portion of the net proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 30% of the aggregate principal amount of Securities originally issued under this Indenture at a redemption price equal to




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108.5% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that at least seventy percent of the aggregate principal amount of Securities (including any Additional Securities) originally issued under this Indenture remains outstanding immediately after the occurrence of such redemption. In order to effect the foregoing redemption, the Company must mail a notice of redemption no later than 60 days after the related Public Equity Offering and must consummate such redemption within 90 days of the closing of the Public Equity Offering.

     Section 1102.   Applicability of Article.

                 Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article Eleven.

     Section 1103.   Election to Redeem; Notice to Trustee.

                 The election of the Company to redeem any Securities pursuant to Section 1101 shall be evidenced by a Company Order and an Officers' Certificate. In case of any redemption at the election of the Company, the Company shall, not less than 30 nor more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed.

     Section 1104.   Selection by Trustee of Securities to Be Redeemed.

                 If less than all the Securities are to be redeemed, the particular Securities or portions thereof to be redeemed shall be selected not more than 30 days prior to the Redemption Date. The Trustee shall select the Securities or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable. The amounts to be redeemed shall be equal to $1,000 or any integral multiple thereof.

                 The Trustee shall promptly notify the Company and the Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

                 For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.




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     Section 1105.   Notice of Redemption.

                 Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at its address appearing in the Security Register.

                 All notices of redemption shall state:

                 (a)   the Redemption Date;

                 (b)   the Redemption Price;

                 (c) if less than all Outstanding Securities are to be redeemed, the identification of the particular Securities to be redeemed;

                 (d) in the case of a Security to be redeemed in part, the principal amount of such Security to be redeemed and that after the Redemption Date upon surrender of such Security, new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

                 (e) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                 (f) that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof to be redeemed, and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;
                 (g) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 1002 where such Securities are to be surrendered for payment of the Redemption Price;

                 (h)   the CUSIP number, if any, relating to such Securities;
and

                 (i) the procedures that a Holder must follow to surrender the Securities to be redeemed.

                 Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company. If the Company elects to give notice of redemption, it shall provide the Trustee with a certificate stating that such notice has been given in compliance with the requirements of this Section 1105.

                 The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any




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case, failure to give such notice by mail or any defect in the notice to the
Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

     Section 1106.   Deposit of Redemption Price.

                 On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company or any of its Affiliates is acting as Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date or Special Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date. The Paying Agent shall promptly mail or deliver to Holders of Securities so redeemed payment in an amount equal to the Redemption Price of the Securities purchased from each such Holder. All money, if any, earned on funds held in trust by the Trustee or any Paying Agent shall be remitted to the Company. For purposes of this
Section 1106, the Company shall choose a Paying Agent which shall not be the Company.

     Section 1107.   Securities Payable on Redemption Date.

                 Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates and Special Record Dates according to the terms and the provisions of Section 309.

                 If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by such Security.

     Section 1108.   Securities Redeemed or Purchased in Part.

                 Any Security which is to be redeemed or purchased only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 1002 (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar or the Trustee, as the case may be, duly executed by,




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the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed or purchased.


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                                 ARTICLE TWELVE

                           SATISFACTION AND DISCHARGE

     Section 1201.   Satisfaction and Discharge of Indenture.

                 This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration or transfer of the Securities, as expressly provided for herein) as to all outstanding Securities when

                 (i)   either

                       (a) all the Securities theretofore authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid as provided in Section 308 and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                       (b) all Securities not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

                 (ii) the Company or any Guarantor has paid all other sums payable under this Indenture by the Company and the Guarantors; and

                 (iii) the Company and each of the Guarantors have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein relating to the satisfaction and discharge hereof have been complied with and that such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to




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which the Company, any Guarantor or any Subsidiary is a party or by which the
Company, any Guarantor or any Subsidiary is bound.

                 Notwithstanding the satisfaction and discharge hereof, the obligations of the Company to the Trustee under Section 607 and, if United States dollars shall have been deposited with the Trustee pursuant to subclause
(2) of subsection (a) of this Section 1201, the obligations of the Trustee under Section 1202 and the last paragraph of Section 1003 shall survive.

     Section 1202.   Application of Trust Money.

                 Subject to the provisions of the last paragraph of Section 1003, all United States dollars deposited with the Trustee pursuant to Section 1201 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on, the Securities for whose payment such United States dollars have been deposited with the Trustee.

                                ARTICLE THIRTEEN

                                   GUARANTEES

     Section 1301.   Guarantor's Guarantee.

                 For value received, the Guarantor, in accordance with this Article Thirteen, hereby absolutely, fully, unconditionally and irrevocably guarantees, jointly and severally with each other Person which may become a Guarantor hereunder, to the Trustee and the Holders, as if the Guarantor were the principal debtor, the punctual payment and performance when due of all Indenture Obligations (which for purposes of this Guarantee shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of one counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of this Guarantee).

     Section 1302. Continuing Guarantee; No Right of Set-Off; Independent Obligation.

                 (a) This Guarantee shall be a continuing guarantee of the payment and performance of all Indenture Obligations and shall remain in full force and effect until the payment in full of all of the Indenture Obligations and shall apply to and secure any ultimate balance due or remaining unpaid to the Trustee or the Holders; and this




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Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Trustee or the Holders. Each Guarantor, jointly and severally, covenants and agrees to comply with all obligations, covenants, agreements and provisions applicable to it in this Indenture including those set forth in Article Eight. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts which constitute part of the Indenture Obligations and would be owed by the Company under this Indenture and the Securities but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

                 (b) Each Guarantor, jointly and severally, hereby guarantees that the Indenture Obligations will be paid to the Trustee without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in lawful currency of the United States of America.

                 (c) Each Guarantor, jointly and severally, guarantees that the Indenture Obligations shall be paid strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the holders of the Securities.

                 (d) Each Guarantor's liability to pay or perform or cause the performance of the Indenture Obligations under this Guarantee shall arise forthwith after demand for payment or performance by the Trustee has been given to the Guarantors in the manner prescribed in Section 106 hereof.

                 (e) Except as provided herein, the provisions of this Article Thirteen cover all agreements between the parties hereto relative to this Guarantee and none of the parties shall be bound by any representation, warranty or promise made by any Person relative thereto which is not embodied herein; and it is specifically acknowledged and agreed that this Guarantee has been delivered by each Guarantor free of any conditions whatsoever and that no representations, warranties or promises have been made to any Guarantor affecting its liabilities hereunder, and that the Trustee shall not be bound by any representations, warranties or promises now or at any time hereafter made by the Company to any Guarantor.

                 (f) This Guarantee is a guarantee of payment, performance and compliance and not of collectibility and is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by the Company or upon any event or condition whatsoever.




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                 (g)   The obligations of the Guarantors set forth herein
constitute the full recourse obligations of the Guarantors enforceable against them to the full extent of all their assets and properties.

     Section 1303.   Guarantee Absolute.

                 The obligations of the Guarantors hereunder are independent of the obligations of the Company under the Securities and this Indenture and a separate action or actions may be brought and prosecuted against any Guarantor whether or not an action or proceeding is brought against the Company and whether or not the Company is joined in any such action or proceeding. The liability of the Guarantors hereunder is irrevocable, absolute and unconditional and (to the extent permitted by law) the liability and obligations of the Guarantors hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:

                 (a) any defect or lack of validity or enforceability in respect of any Indebtedness or other obligation of the Company or any other Person under this Indenture or the Securities, or any agreement or instrument relating to any of the foregoing;

                 (b) any grants of time, renewals, extensions, indulgences, releases, discharges or modifications which the Trustee or the Holders may extend to, or make with, the Company, any Guarantor or any other Person, or any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of, or any consent to or departure from, this Indenture or the Securities, including any increase or decrease in the Indenture Obligations;

                 (c) the taking of security from the Company, any Guarantor or any other Person, and the release, discharge or alteration of, or other dealing with, such security;

                 (d) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Indenture Obligations and the obligations of any Guarantor hereunder;




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                 (e)   the abstention from taking security from the Company, any
                       Guarantor or any other Person or from perfecting, continuing to keep perfected or taking advantage of any security;

                 (f) any loss, diminution of value or lack of enforceability of any security received from the Company, any Guarantor or any other Person, and including any other guarantees received by the Trustee;

                 (g) any other dealings with the Company, any Guarantor or any other Person, or with any security;

                 (h) the Trustee's or the Holders' acceptance of compositions from the Company or any Guarantor;

                 (i) the application by the Holders or the Trustee of all monies at any time and from time to time received from the Company, any Guarantor or any other Person on account of any indebtedness and liabilities owing by the Company or any Guarantor to the Trustee or the Holders, in such manner as the Trustee or the Holders deems best and the changing of such application in whole or in part and at any time or from time to time, or any manner of application of collateral, or proceeds thereof, to all or any of the Indenture Obligations, or the manner of sale of any collateral;

                 (j) the release or discharge of the Company or any Guarantor of the Securities or of any Person liable directly as surety or otherwise by operation of law or otherwise for the Securities, other than an express release in writing given by the Trustee, on behalf of the Holders, of the liability and obligations of any Guarantor hereunder;

                 (k) any change in the name, business, capital structure or governing instrument of the Company or any Guarantor or any refinancing or restructuring of any of the Indenture Obligations;

                 (l) the sale of the Company's or any Guarantor's business or any part thereof;

                 (m) subject to Section 1314, any merger or consolidation, arrangement or reorganization of the Company, any Guarantor, any Person resulting from the merger or consolidation of the Company or any Guarantor with any other Person or any other successor to such Person or merged or consolidated Person or any other change in the corporate




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                       existence, structure or ownership of the Company or any
                       Guarantor or any change in the corporate relationship between the Company and any Guarantor, or any termination of such relationship;

                 (n) the insolvency, bankruptcy, liquidation, winding-up, dissolution, receivership, arrangement, readjustment, assignment for the benefit of creditors or distribution of the assets of the Company or its assets or any resulting discharge of any obligations of the Company (whether voluntary or involuntary) or of any Guarantor (whether voluntary or involuntary) or the loss of corporate existence;

                 (o) subject to Section 1314, any arrangement or plan of reorganization affecting the Company or any Guarantor;

                 (p) any failure, omission or delay on the part of the Company to conform or comply with any term of this Indenture;

                 (q) any limitation on the liability or obligations of the Company or any other Person under this Indenture, or any discharge, termination, cancellation, distribution, irregularity, invalidity or unenforceability in whole or in part of this Indenture;

                 (r) any other circumstance (including any statute of limitations) that might otherwise constitute a defense available to, or discharge of, the Company or any Guarantor; or

                 (s) any modification, compromise, settlement or release by the Trustee, or by operation of law or otherwise, of the Indenture Obligations or the liability of the Company or any other obligor under the Securities, in whole or in part, and any refusal of payment by the Trustee, in whole or in part, from any other obligor or other guarantor in connection with any of the Indenture Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, each of the Guarantors.

     Section 1304.   Right to Demand Full Performance.

                 In the event of any demand for payment or performance by the Trustee from any Guarantor hereunder, the Trustee or the Holders shall have the right to demand its full claim and to receive all dividends or other payments in respect thereof until the Indenture Obligations have been paid in full, and the Guarantors shall continue to be jointly and severally liable hereunder for any balance which may be owing to the Trustee or the Holders by the Company under this Indenture and the Securities. The retention by the Trustee or the Holders of any security, prior to the realization by the Trustee or the Holders of its rights to such security upon foreclosure thereon, shall not, as between the Trustee and any Guarantor, be considered as a purchase of such security, or as payment, satisfaction or reduction of the Indenture Obligations due to the Trustee or the Holders by the Company or any part thereof. Each Guarantor, promptly after demand, will reimburse the Trustee and the Holders for all costs and expenses of collecting such amount under, or enforcing this Guarantee, including, without limitation, the reasonable fees and expenses of counsel.

     Section 1305.   Waivers.

                 (a) Each Guarantor hereby expressly waives (to the extent permitted by law) notice of the acceptance of this Guarantee and notice of the existence, renewal, extension or the non-performance, non-payment, or non-observance on the part of the Company of any of the terms, covenants, conditions and provisions of this Indenture or the Securities or any other notice whatsoever to or upon the Company or such Guarantor with respect to the Indenture Obligations, whether by statute, rule of law or otherwise. Each Guarantor hereby acknowledges communication to it of the terms of this Indenture and the Securities and all of the provisions therein contained and consents to and approves the same. Each Guarantor hereby expressly waives (to the extent permitted by law) diligence, presentment, protest and demand for payment with respect to (i) any notice of sale, transfer or other disposition of any right, title to or interest in the Securities by the Holders or in this Indenture, (ii) any release of any Guarantor from its obligations hereunder resulting from any loss by it of its rights of subrogation hereunder and (iii) any other circumstances whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or that might otherwise limit recourse against such Guarantor.

                 (b) Without prejudice to any of the rights or recourses which the Trustee or the Holders may have against the Company, each Guarantor hereby expressly waives (to the extent permitted by law) any right to require the Trustee or the Holders to:

                       (i) enforce, assert, exercise, initiate or exhaust any rights, remedies or recourse against the Company, any Guarantor or any other Person under this Indenture or otherwise;

                       (ii) value, realize upon, or dispose of any security of the Company or any other Person held by the Trustee or the Holders;

                       (iii) initiate or exhaust any other remedy which the Trustee or the Holders may have in law or equity; or

                       (iv) mitigate the damages resulting from any default under this Indenture;

before requiring or becoming entitled to demand payment from such Guarantor under this Guarantee.

     Section 1306. The Guarantor Remains Obligated in Event the Company Is No Longer Obligated to Discharge Indenture Obligations.

                 It is the express intention of the Trustee and the Guarantors that if for any reason the Company has no legal existence, is or becomes under no legal obligation to discharge the Indenture Obligations owing to the Trustee or the Holders by the Company or if any of the Indenture Obligations owing by the Company to the Trustee or the Holders becomes irrecoverable from the Company by operation of law or for any reason whatsoever, this Guarantee and the covenants, agreements and obligations of the Guarantors contained in this Article Thirteen shall nevertheless be binding upon the Guarantors, as principal debtor, until such time as all such Indenture Obligations have been paid in full to the Trustee and all Indenture Obligations owing to the Trustee or the Holders by the Company have been discharged, or such earlier time as
Section 402 shall apply to the Securities and the Guarantors shall be responsible for the payment thereof to the Trustee or the Holders upon demand.

     Section 1307.   Fraudulent Conveyance; Contribution; Subrogation.

                 (a) Each Guarantor that is a Subsidiary of the Company, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

                 (b) Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor, if any, in a pro rata amount based on the net assets of each Guarantor, determined in accordance with GAAP.

                 (c) Each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under federal bankruptcy law) or otherwise by reason of any payment by it pursuant to the provisions of this Article Thirteen.

     Section 1308.   Guarantee Is in Addition to Other Security.

                 This Guarantee shall be in addition to and not in substitution for any other guarantees or other security which the Trustee may now or hereafter hold in respect of the Indenture Obligations owing to the Trustee or the Holders by the Company and (except as may be required by law) the Trustee shall be under no obligation to marshal in favor of each of the Guarantors any other guarantees or other security or any moneys or other assets which the Trustee may be entitled to receive or upon which the Trustee or the Holders may have a claim.

     Section 1309.  Release of Security Interests.

                 Without limiting the generality of the foregoing and except as otherwise provided in this Indenture, each Guarantor hereby consents and agrees, to the fullest extent permitted by applicable law, that the rights of the Trustee hereunder, and the liability of the Guarantors hereunder, shall not be affected by any and all releases for any purpose of any collateral, if any, from the Liens and security interests created by any collateral document and that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indenture Obligations is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

     Section 1310.   No Bar to Further Actions.

                 Except as provided by law, no action or proceeding brought or instituted under Article Thirteen and this Guarantee and no recovery or judgment in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under Article Thirteen and this Guarantee by reason of any further default or defaults under Article Thirteen and this Guarantee or in the payment of any of the Indenture Obligations owing by the Company.

     Section 1311. Failure to Exercise Rights Shall Not Operate as a Waiver; No Suspension of Remedies.

                 (a) No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article Thirteen and this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity.

                 (b) Nothing contained in this Article Thirteen shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Securities pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law.

     Section 1312.   Trustee's Duties; Notice to Trustee.

                 (a) Any provision in this Article Thirteen or elsewhere in this Indenture allowing the Trustee to request any information or to take any action authorized by, or on behalf of any Guarantor, shall be permissive and shall not be obligatory on the Trustee except as the Holders may direct in accordance with the provisions of this Indenture or where the failure of the Trustee to request any such information or to take any such action arises from the Trustee's negligence, bad faith or willful misconduct.

                 (b) The Trustee shall not be required to inquire into the existence, powers or capacities of the Company, any Guarantor or the officers, directors or agents acting or purporting to act on their respective behalf.

     Section 1313.   Successors and Assigns.

                 All terms, agreements and conditions of this Article Thirteen shall extend to and be binding upon each Guarantor and its successors and permitted assigns and shall enure to the benefit of and may be enforced by the Trustee and its successors and assigns; provided, however, that the Guarantors may not assign any of their rights or obligations hereunder other than in accordance with Article Eight.

     Section 1314.   Release of Guarantee.

                 Concurrently with the payment in full of all of the Indenture Obligations, the Guarantors shall be released from and relieved of their obligations under this Article Thirteen. Upon the delivery by the Company to the Trustee of an Officers' Certificate and, if requested by the Trustee, an Opinion of Counsel to the effect that the transaction giving rise to the release of this Guarantee was made by the Company in accordance with the provisions of this Indenture and the Securities, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantors from their obligations under this Guarantee. If any of the Indenture Obligations are revived and reinstated after the termination of this Guarantee, then all of the obligations of the Guarantors under this Guarantee shall be revived and reinstated as if this Guarantee had not been terminated until such time as the Indenture Obligations are paid in full, and each Guarantor shall enter into an amendment to this Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

                 This Guarantee shall terminate with respect to each Guarantor and shall be automatically and unconditionally released and discharged as provided in Section 1013(b).

     Section 1315.   Execution of Guarantee.

                 (a) To evidence the Guarantee, each Guarantor hereby agrees to execute the guarantee substantially in the form set forth in Section 205, to be endorsed on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of each Guarantor by its Chairman of the Board, its President, its Chief Executive Officer, Chief Operating Officer or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

                 (b) Any person that was not a Guarantor on the date of this Indenture may become a Guarantor by executing and delivering to the Trustee (i) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such person to the provisions (including the representations and warranties) of this Indenture as a Guarantor, (ii) in the event that as of the date of such supplemental indenture any Registrable Securities are outstanding, an instrument in form and substance satisfactory to the Trustee which subjects such person to the provisions of the Registration Rights Agreement with respect to such outstanding Registrable Securities, and (iii) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such person and constitutes the legal, valid and binding obligation of such person (subject to such customary assumptions and exceptions as may be acceptable to the Trustee in its reasonable discretion).

                 (c) If an officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates a Security on which this Guarantee is endorsed, such Guarantee shall be valid nevertheless.

                                 *     *     *

                 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.


                                  ZALE CORPORATION

                                  By: /s/ ALAN P. SHOR
                                      --------------------------------------
                                      Name:  Alan P. Shor
                                      Title: Executive Vice President and Chief
                                             Accounting Officer


Attest: /s/ STEVE MASSANELLI
       --------------------------
       Name:  Steve Massanelli
       Title: Senior Vice President
              and Treasurer

                                  ZALE DELAWARE, INC.

                                  By: /s/ ALAN P. SHOR
                                      --------------------------------------
                                      Name:  Alan P. Shor
                                      Title: Executive Vice President and Chief
                                             Accounting Officer

Attest:/s/ STEVE MASSANELLI
       --------------------------
       Name:  Steve Massanelli
       Title: Senior Vice President
              and Treasurer

                                  BANK ONE, N.A.


                                  By: /s/ JON A. BEACHAM
                                      ---------------------------------
                                      Name:  Jon A. Beacham
                                      Title:


Attest:/s/ MICHAEL DOCKMAN
       ---------------------------
       Name:  Michael Dockman
       Title:

STATE OF __________________       )
                                  )  ss.:
COUNTY OF _________________       )

         On the _____ day of September, 1997, before me personally came ______________________, to me known, who, being by me duly sworn, did depose and say that he resides at _________________________; that he is _______________ of Zale Corporation and Zale Delaware, Inc., each of which is a corporation described in and which executed the foregoing instrument; and that he signed his name thereto pursuant to authority of the Board of Directors of each such corporation.



                                                                       (NOTARIAL
                                                                           SEAL)


                                                  ______________________________

STATE OF __________________       )
                                  )  ss.:
COUNTY ____________________       )

         On the _____ day of September, 1997, before me personally came ___________, to me known, who, being by me duly sworn, did depose and say that he resides at _____________________________________; that he is
_________________ of Bank One, N.A., a _____________ banking corporation described in and which executed the foregoing instrument; and that he signed his name thereto pursuant to authority of the Board of Directors of such banking corporation.



                                                                       (NOTARIAL
                                                                           SEAL)


                                                  ______________________________

                                                                      SCHEDULE I

                             Existing Indebtedness


Construction Loan dated as of September 1988 with HCV-V Venture for $157,500

                                                                     SCHEDULE II

                                Excluded Assets


1.   50% interest in Meta Vertag Diamond (438 carat yellow diamond)

2. Antique Watch Collection (consists of approximately 150 antique watches and clocks)

3.   Light of Peace Satellite Stone

4. Star of Texas (48.17 carat diamond, natural sherry color, set with nine 5.5 mm white round diamonds and nine 4.5 mm yellow round diamonds in 18K mounting)

5. Tiara (consists of 240 carat (total weight) turquoise stones and 10 carats total weight diamonds)

6. Broach (27.92 carat (total weight) diamonds consisting of 36 marquise cut, 16 round cut, 22 pear cut and 23 baguette cut diamonds set in platinum)

7.   Art Collection

8.   Richey Road, Houston, Texas
     Approximately 17.7 acres land

9.   900 W. Texas Ave., Baytown, Texas
     99,315 s.f. land, 1.5 story, 22,400 s.f. building

10.  Approximately 31 acres in Irving, Texas

                                                                       EXHIBIT A

                               INTERCOMPANY NOTE

                                                        ____________, 19______


         Evidences of all loans or advances ("Loans") made hereunder shall be reflected on the grid attached hereto. FOR VALUE RECEIVED, ______________, a ________________ corporation (the "Maker"), HEREBY PROMISES
TO PAY ON DEMAND to the order of ________________ (the "Holder") the principal sum of the aggregate unpaid principal amount of all Loans (plus accrued interest thereon) at any time and from time to time made hereunder which has not been previously paid.

         All capitalized terms used herein that are defined in, or by reference in, the Indenture between Zale Corporation, a Delaware corporation (the "Company"), Zale Delaware, Inc., a Delaware corporation (the "Guarantor"), and Bank One, N.A., as trustee, dated as of September 30, 1997 (the "Indenture"), have the meanings assigned to such terms therein, or by reference therein, unless otherwise defined.

                                   ARTICLE I

                           TERMS OF INTERCOMPANY NOTE

         Section 1.01  Note Not Forgivable.  Unless the Maker of the
Loan hereunder is the Company or any Guarantor, the Holder may not forgive any amounts owing under this intercompany note.

         Section 1.02 Interest: Prepayment. (a) The interest rate ("Interest Rate") on the Loans shall be a rate per annum reflected on the grid attached hereto.

         (b) The interest, if any, payable on each of the Loans shall accrue from the date such Loan is made and, subject to Section 2.01, shall be payable upon demand of the Holder.

         (c) If the principal or accrued interest, if any, of the Loans is not paid on the date demand is made, interest on the unpaid principal and interest will accrue at a rate equal to the Interest Rate, if any, plus 100 basis points per annum from maturity until the principal and interest on such Loans are fully paid.

         (d) Subject to Section 2.01, any amounts hereunder may be repaid at any time by the Maker.

         Section 1.03  Subordination.  All Loans made to the Company
OR any Guarantor shall be subordinated in right of payment to the payment and performance of the obligations of the Company, the Guarantors and any Restricted Subsidiary under the Indenture, the Securities, the Guarantees or any other Indebtedness ranking pari passu with the Securities or the Guarantees, including, without limitation, any Indebtedness incurred under the Credit Facility; provided, that with respect to a Subsidiary in any specific instance, such Restricted Subsidiary is also an obligor under the Indenture, the Securities, the Guarantees or such other pari passu Indebtedness, as the case may be, whether as a borrower, guarantor or pledgor of collateral.

                                   ARTICLE II

                               EVENTS OF DEFAULT

         Section 2.01 Events of Default. If after the date of issuance of this Loan (i) an Event of Default has occurred under the Indenture, (ii) an Event of Default (as defined) has occurred under the Credit Facility or any refinancing of the Credit Facility or (iii) an "event of default" (as defined) has occurred under any other Indebtedness of the Company or any Guarantor, then
(x) in the event the Maker is not either one of the Company or a Guarantor, all amounts owing under the Loans hereunder shall be immediately due and payable to the Holder, and (y) in the event the Maker is either the Company or a Guarantor, the amounts owing under the Loans hereunder shall not be due and payable; provided, however, that if such Event of Default or event of default has been waived, cured or rescinded, such amounts shall no longer be due and payable in the case of clause (x), and such amounts may be payable in the case of clause (y). If the Holder is a Subsidiary, then the Holder hereby agrees that if it receives any payments or distributions on any Loan from the Company or a Guarantor which is not payable pursuant to clause (y) of the prior sentence after any Event of Default or event of default described in clauses
(i), (ii) or (iii) above has occurred, is continuing and has not been waived, cured or rescinded, it will pay over and deliver forthwith to the Company or such Guarantor, as the case may be, all such payments and distributions.

                                  ARTICLE III

                                 MISCELLANEOUS

         Section 3.01 Amendments, Etc. No amendment or waiver of any provision of this intercompany note, or consent to depart herefrom is permitted at any time for any reason, except with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities.

         Section 3.02 Assignment. No party to this Agreement may assign, in whole or in part, any of its rights and obligations under this intercompany note, except to its legal successor in interest.

         Section 3.03 Third Party Beneficiaries. The holders of the Securities or any other Indebtedness ranking pari passu with or senior to, the Securities or any Guarantees, including without limitation, any Indebtedness incurred under the Credit Facility, shall be third party beneficiaries to this intercompany note and upon an Event of Default shall have the right to enforce this intercompany note against the Company or any of its Subsidiaries.

         Section 3.04 Headings. Article and Section headings in this intercompany note are included for convenience of reference only and shall not constitute a part of this intercompany note for any other purpose.

         Section 3.05 Entire Agreement. This intercompany note sets forth the entire agreement of the parties with respect to its subject matter and supersedes all previous understandings, written or oral, in respect thereof.

         Section 3.06  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

         Section 3.07 Waivers. The Maker hereby waives presentment, demand for payment, notice of protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement hereof.



                                       By:______________________________________

               BORROWINGS, MATURITIES, AND PAYMENTS OF PRINCIPAL


               Amount of        Maturity of            Amount
              Borrowing/        Borrowing/         Principal Paid        Unpaid Principal          Notation
Date           Principal         Principal           or Prepaid              Balance                Made by
---------- --------------- ------------------- ----------------------- ------------------- -----------------------

                                                                       Exhibit B
                      Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                            ________________, _____

Bank One, N.A.
100 East Broad Street
Columbus, Ohio  43215
Attention:  Corporate Trust Division

         Re:     Zale Corporation (the "Company")
                 8 1/2% Senior Notes due 2007 (the "Securities")

Ladies and Gentlemen:

         In connection with our proposed sale of $________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

                 (1) the offer of the Securities was not made to a person in the United States;

                 (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                 (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

                 (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933, as amended.

         In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.


                                  Very truly yours,

                                  [Name of Transferor]



                                  By: ___________________________
                                         Authorized Signature

                                                                      APPENDIX I
                           [FORM OF TRANSFER NOTICE]

         FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.


-------------------------------------------------------------------------------
(Please print or typewrite name and address including zip code of assignee)


-------------------------------------------------------------------------------
the within Security and all rights thereunder, hereby irrevocably constituting and appointing


-------------------------------------------------------------------------------
attorney to transfer such Security on the books of the Company with full power of substitution in the premises.

                    [THE FOLLOWING PROVISION TO BE INCLUDED
                  ON ALL CERTIFICATES FOR SERIES A SECURITIES
                       EXCEPT PERMANENT OFFSHORE PHYSICAL
                                 CERTIFICATES]

         In connection with any transfer of this Security occurring prior to the date which is the earlier of the date of an effective Registration Statement or September 30, 1999, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [Check One]

[    ]    (a)    this Security is being transferred in compliance with the
                 exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

[    ]    (b)    this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.


Date: _______________________     _______________________________________
                                  NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee: _____________________________

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: _________     ___________________________________________________
                     NOTICE:  To be executed by an authorized signatory

                                                                     APPENDIX II
                         FORM OF TRANSFEREE CERTIFICATE


I or we assign and transfer this Security to:
--------------------------------------------



Please insert social security or other identifying number of assignee
---------------------------------------------------------------------


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


Print or type name, address and zip code of assignee and irrevocably appoint________________________________________________________________

[Agent], to transfer this Security on the books of the Company. The Agent may substitute another to act for him.

Dated  ____________________       Signed  _____________________________
(Sign exactly as name appears on the other side of this Security)


[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17 Ad-15]